As filed with the Securities and Exchange Commission on February 1, 2005

Registration 333-121432

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FISHER COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Washington	4833	91-0222175
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 4th Avenue N., Suite 510

Seattle, Washington 98109

(206) 404-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin W. Tucker

Acting President and Chief Executive Officer

Fisher Communications, Inc.

100 4th Avenue N., Suite 510

Seattle, Washington 98109

(206) 404-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

SEE TABLE OF ADDITIONAL REGISTRANTS

Copies to:

David F. McShea

S. Paul Sassalos

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (EIN)	Primary Standard Industrial Classification Code Number (SIC)	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office
Fisher Broadcasting Company	Washington	91-0222050	5510	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

Fisher Media Services Company	Washington	91-2122779	5310	140 4th Avenue N. Seattle, Washington 98109 (206) 404-8000

Fisher Mills Inc.	Washington	91-0870669	3110	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

Fisher Pathways, Inc.	Washington	91-1160919	5135	140 4th Avenue N. Seattle, Washington 98109 (206) 404-4013

Fisher Properties, Inc.	Washington	91-0870215	5310	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

Fisher Radio Regional Group Inc.	Washington	91-1671233	5131	1212 N. Washington, Suite 307 Spokane, Washington 99201 (509) 343-9500

Sam Wylde Flour Company, Inc.	Washington	91-0713378	3100	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

Fisher Broadcasting – Seattle TV, L.L.C.	Delaware	91-2136495	5131	140 4th Avenue N. Seattle, Washington 98109 (206) 404-4000

Fisher Broadcasting – Portland Radio, L.L.C.	Delaware	91-2136496	5131	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

Fisher Broadcasting – Seattle Radio, L.L.C.	Delaware	91-2136489	5131	140 4th Avenue N. Seattle, Washington 98109 (206) 404-4000

Fisher Broadcasting – Portland TV, L.L.C.	Delaware	91-2136493	5131	2153 N.E. Sandy Boulevard Portland, Oregon 97232 (503) 231-4222

Fisher Broadcasting – Oregon TV, L.L.C.	Delaware	91-2136490	5131	4575 Blanton Road Eugene, Oregon 97405 (541) 342-4961

Fisher Broadcasting – Washington TV, L.L.C.	Delaware	91-2136487	5131	2801 Terrace Heights Drive Yakima, Washington 98901 (509) 575-0029

Fisher Broadcasting – Idaho TV, L.L.C.	Delaware	91-2136488	5131	140 N. 16th Street Boise, Idaho 83702 (208) 472-2222

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number (EIN)	Primary Standard Industrial Classification Code Number (SIC)	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office
Fisher Broadcasting – S.E. Idaho TV, L.L.C.	Delaware	91-2136491	5131	1255 E. 17th Street Idaho Falls, Idaho 83404 (208) 522-5100

Fisher Broadcasting – Georgia, L.L.C.	Delaware	91-1955733	5131	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

Fisher Entertainment, L.L.C.	Delaware	75-2974784	5132	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

Civia, Inc.	Delaware	30-0019189	51339	100 4th Avenue N., Suite 510 Seattle, Washington 98109 (206) 404-7000

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2005

PRELIMINARY PROSPECTUS

Fisher Communications, Inc.

OFFER TO EXCHANGE

8 5/8% Senior Notes Due 2014

that have been registered under the Securities Act of 1933, as amended for any and all of its outstanding

8 5/8% Senior Notes Due 2014

that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended

Fisher Communications, Inc., a Washington corporation, hereby offers to exchange, upon the terms and conditions set forth in this prospectus and the accompanying letter of transmittal, up to $150 million in aggregate principal amount of its 8 5/8% Senior Notes Due 2014, which we refer to as the “exchange notes,” for the same principal amount of its outstanding 8 5/8% Senior Notes Due 2014, which we refer to as the “original notes.”

The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will generally be freely transferable and do not contain certain terms with respect to registration rights and liquidated damages. We will issue the exchange notes under the indenture governing the original notes. For a description of the principal terms of the exchange notes, see “Description of Notes.”

The exchange offer will expire at 5:00 p.m. New York City time, on                 , 2005, unless we extend the offer. At any time prior to 5:00 p.m. New York City time on the expiration date, you may withdraw your tender of any original notes; otherwise, such tender is irrevocable. We will receive no cash proceeds from the exchange offer.

The exchange notes constitute a new issue of securities for which there is no established trading market. Any original notes not tendered and accepted in the exchange offer will remain outstanding. To the extent original notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, original notes could be adversely affected. Following consummation of the exchange offer, the original notes will continue to be subject to their existing transfer restrictions and we will generally have no further obligations to provide for the registration of the original notes under the Securities Act of 1933, as amended, or the Securities Act. We cannot guarantee that an active trading market will develop or give assurances as to the liquidity of the trading market for either the original notes or the exchange notes. We do not intend to apply for listing of either the original notes or the exchange notes on any exchange or market.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of its exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for a period of 180 days following the consummation of the exchange offer in connection with resales of exchange notes received in exchange for notes where the original notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We and the guarantors have agreed that, for a period of 180 days following the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale of the exchange notes. See “Plan of Distribution.”

Investing in the exchange notes involves certain risks. Please read “ Risk Factors” beginning on page 7 of this prospectus.

This prospectus and the letter of transmittal are first being mailed to all holders of the original notes on or about                 , 2005.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2005.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. Documents incorporated by reference are available from us without charge. Any person, including any beneficial owner, to whom this prospectus is delivered may obtain documents incorporated by reference in, but not delivered with, this prospectus by requesting them by telephone or in writing at the following address:

Fisher Communications, Inc

100 4th Avenue N., Suite 510

Seattle, Washington 98109

(206) 404-7000

Attn.: Investor Relations

To obtain timely delivery, you must request these documents no later than five business days before the expiration date of the exchange offer.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with information different from that contained in this prospectus. We are offering to exchange original notes for exchange notes only in jurisdictions where such offer is permitted. You should not assume that the information in the incorporated documents, this prospectus or any prospectus supplement is accurate as of any other date other than the date on the front of these documents.

PROSPECTUS SUMMARY

This summary may not contain all the information that may be important to you. You should read the entire prospectus, including the additional documents to which we refer you, before making an investment decision. See “Where You Can Find More Information” and “Incorporation by Reference.” In this prospectus, “we,” “our,” “us,” “our company,” “the Company” and “Fisher Communications,” refer to Fisher Communications, Inc., our subsidiaries and South West Oregon Television Broadcasting Corporation, in which we own a 50% interest, unless otherwise noted or the context otherwise indicates.

Fisher Communications, Inc.

Fisher Communications, Inc. is an integrated media company that has been in the broadcasting business since 1926. We own and operate nine network-affiliated television stations and 27 radio stations. We also own a 50% interest in a company that owns a tenth television station. We have long-standing network affiliations with ABC and CBS. Our television and radio stations are located in Washington, Oregon, Idaho and Montana. Seattle and Portland are our two largest markets for both television and radio. We own ABC network affiliates in Seattle and Portland, which are both within the top 25 Designated Market Area (“DMA”) television markets as determined by A.C. Nielsen Media Research (“Nielsen Media Research”). We also own three radio stations in Seattle, the 14th largest radio market, as determined by BIA Financial Network, Inc. Our television stations reach 3.5 million households (approximately 3.25% of U.S. television households) according to Nielsen Media Research. Our stations produce quality local programming and have received numerous awards for broadcasting excellence.

We conduct our operations through two subsidiaries, Fisher Broadcasting Company and Fisher Media Services Company. Our broadcasting operations provided approximately 96% of our consolidated revenue from continuing operations in 2003, with television broadcasting accounting for approximately 64% and radio broadcasting accounting for approximately 32% of our 2003 revenue.

Fisher Media Services Company owns and operates Fisher Plaza, a facility located near downtown Seattle that is designed to enable companies to distribute analog and digital media content through numerous channels, including broadcast, satellite, cable, Internet and broadband, as well as wired and wireless communication systems. Fisher Plaza serves as the home of our corporate offices, including our Seattle television and radio stations, and also houses a variety of companies, including media and communications companies. Fisher Plaza was completed in the summer of 2003 and had a net book value of $119.4 million as of September 30, 2004.

We also own approximately 3.0 million shares of the common stock of Safeco Corporation, a publicly traded insurance and financial services corporation. We have been a stockholder of Safeco Corporation since 1923. The market value of our investment in Safeco Corporation common stock as of September 30, 2004 was approximately $137.1 million.

Fisher Communications, Inc. is a Washington corporation. Our headquarters and principal executive offices are located at 100 Fourth Avenue North, Suite 510, Seattle, Washington 98109 and our telephone number is (206) 404-7000.

SUMMARY OF THE EXCHANGE OFFER

In September 2004, we completed a private offering of the original notes. We received aggregate proceeds, before expenses and commissions, of $150 million from the sale of the original notes.

In connection with the offering of original notes, we entered into a registration rights agreement with the initial purchaser of the original notes in which we agreed to use best efforts to file a registration statement with respect to the exchange offer for the original notes within 120 days after the issue date of the original notes, to cause that registration statement to become effective within 180 days after the issue date, and to consummate the exchange offer for the original notes within 210 days of issue date. In the exchange offer, you are entitled to exchange your original notes for exchange notes, with substantially similar terms as the original notes. The exchange notes will be accepted for clearance through The Depository Trust Company, or the DTC, and Clearstream Banking SA, or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, with a new CUSIP and ISIN number and common code. You should read the discussions under the headings “The Exchange Offer,” “Book-Entry; Delivery and Form” and “Description of Notes,” respectively, for more information about the exchange offer and exchange notes. After the exchange offer is completed, you will no longer be entitled to any exchange or, with limited exceptions, registration rights for your original notes.

The Exchange Offer	We are offering to exchange up to $150 million principal amount of the exchange notes for up to $150 million principal amount of the original notes. Original notes may only be exchanged in $1,000 increments.

The terms of the exchange notes are identical in all material respects to those of the original notes, except the exchange notes will not be subject to transfer restrictions and holders of the exchange notes will have no registration rights except in limited circumstances. Also, the exchange notes will not include provisions contained in the original notes that required payment of liquidated damages in the event we failed to satisfy our registration obligations with respect to the original notes.

Original notes that are not tendered for exchange will continue to be subject to transfer restrictions and, with limited exceptions, will not have registration rights. Therefore, the market for secondary resales of original notes that are not tendered for exchange is likely to be minimal.

We will issue registered exchange notes promptly after the expiration of the exchange offer.

Expiration Date	The exchange offer will expire at 5:00 p.m. New York City time, on , 2005, unless we decide to extend the expiration date. Please read “The Exchange Offer—Extensions, Delay in Acceptance, Termination or Amendment” for more information about extending the expiration date.

Withdrawal of Tenders	You may withdraw your tender of original notes at any time prior to 5:00 p.m. New York City time on the expiration date. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any original notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange Offer	We will not be required to accept original notes for exchange:
•	if the exchange offer would be unlawful or would violate any interpretation of the SEC staff, or
•	if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer.

The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered. Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Original Notes

If your original notes are held through DTC and you wish to participate in the exchange offer, you may do so through DTC’s automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;
•	you have no arrangement or understanding with any person to participate in the distribution of the original notes or the exchange notes;
•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act;
•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes; and
•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.
Special Procedures for Beneficial Owner

If you own a beneficial interest in original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the original notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with our instructions described in this prospectus.

Guaranteed Delivery Procedures	You must tender your original notes according to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” if any of the following apply:
•	you wish to tender your original notes but they are not immediately available;
•	you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent prior to 5:00 p.m. New York City time on the expiration date; or

• you cannot comply with the applicable procedures under DTC’s automated tender offer program prior to 5:00 p.m. New York City time on the expiration date.

Resales

Except as indicated in this prospectus, we believe that the exchange notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

•      you are acquiring the exchange notes in the ordinary course of your business;

•      you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•      you are not a broker-dealer who purchased the outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•      you are not our affiliate.

Our belief is based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties. We do not intend to seek our own no-action letter, and there is no assurance that the SEC staff would make a similar determination with respect to the exchange notes. If this interpretation is inapplicable, and you transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify holders against, such liability.

Each broker-dealer that is issued exchange notes for its own account in exchange for original notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. To the extent described in “Plan of Distribution,” a broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes.

United States Federal Income Tax Considerations	The exchange of original notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. Please see “United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer. We will pay certain expenses incident to the exchange offer. See “The Exchange Offer—Fees and Expenses.”

Registration Rights	If we fail to complete the exchange offer as required by the registration rights agreement, we may be obligated to pay additional interest to holders of the original notes. Please see “Description of Notes—Registration Rights; Liquidated Damages” for more information regarding your rights as a holder of the original notes.

THE EXCHANGE AGENT

We have appointed U.S. Bank National Association as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. As described in more detail under the caption “The Exchange Offer—Procedures for Tendering,” if you are not tendering under DTC’s automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

U.S. Bank National Association

By Mail (Registered or Certified Mail Recommended), Overnight Courier or Hand:	By Facsimile Transmission (for Eligible Institutions Only):	Confirm Receipt of Tenders by Telephone:

U.S. Bank National Association	(651) 495-8158 (MN)	(800) 934-6802 (MN)
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Specialized Finance

THE EXCHANGE NOTES

The form and terms of the exchange notes to be issued in the exchange offer are substantially identical to the form and terms of the original notes, except that the exchange notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer, will not contain terms providing for liquidated damages if we fail to perform our registration obligations with respect to the original notes and, with limited exceptions, will not be entitled to registration rights under the Securities Act. The exchange notes will evidence the same debt as the original notes, and both the original notes and the exchange notes are governed by the same indenture.

Issuer	Fisher Communications, Inc.

Notes Offered	$150,000,000 aggregate principal amount of exchange notes.

Maturity Date	The exchange notes will mature on September 15, 2014.

Interest Rate and Payment Dates	The exchange notes will bear interest at the rate of 8 5/8% per annum. Interest will be payable semiannually in arrears on March 15 and September 15 of each year, commencing March 15, 2005.

Guarantees	The exchange notes will be guaranteed by our current and future material domestic restricted subsidiaries.

Ranking

The exchange notes will be our general unsecured obligations. The exchange notes will rank equally in right of payment with our existing and future unsubordinated debt, and senior in right of payment to our future subordinated debt. The exchange notes will be effectively subordinated to our existing and future secured debt up to the value of the assets securing such debt.

The guarantees of the exchange notes will be the general unsecured obligations of the guarantors. The guarantees will rank equally in right of payment with the existing and future unsubordinated debt of the guarantors, and senior in right of payment to the future subordinated debt of the guarantors. The exchange notes will be effectively subordinated to the guarantors’ secured debt up to the value of the assets securing such debt.

As of September 30, 2004 we had $150.1 million of indebtedness outstanding, including the original notes, none of which was secured indebtedness, and the guarantors had $9,000 of indebtedness outstanding. See “Description of Certain Indebtedness.”

Optional Redemption

Before September 15, 2007, we may redeem up to 35% of the original aggregate principal amount of the exchange notes at a redemption price equal to 108.625% of the principal amount of the exchange notes being redeemed, plus accrued and unpaid interest and liquidated damages, if any, on such exchange notes with the proceeds from certain public equity offerings as described in this prospectus under the caption “Description of Notes—Optional Redemption.”

In addition, we may redeem the exchange notes at our option at any time on or after September 15, 2009, in whole or from time to time in part, at the redemption prices described under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest and liquidated damages, if any, to but excluding the date fixed for redemption.

Sinking Fund	The exchange notes will not be entitled to any sinking fund.

Change of Control	Upon the occurrence of a change of control (as described under “Description of Notes—Repurchase at the Option of Holders—Change of Control”), we must offer to repurchase the exchange notes at 101% of the principal amount of the exchange notes, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. The terms of our senior credit facility would prohibit us from repurchasing the exchange notes under these circumstances.

Certain Covenants

The indenture under which the exchange notes will be issued contains covenants that will, among other things, limit our ability and the ability of our restricted subsidiaries to:

•      incur additional indebtedness, except that we may incur additional indebtedness if we maintain compliance with certain financial covenants;

•      make certain asset dispositions;

•      make investments or other restricted payments;

•      pay dividends or make other distributions on, redeem or repurchase, capital stock;

•      issue capital stock of our restricted subsidiaries;

•      enter into transactions with affiliates or related persons;

•      incur certain liens on assets to secure debt; and

•      enter into a merger, sale or consolidation.

These covenants are subject to a number of important qualifications and exceptions as described in this prospectus under the caption “Description of Notes—Certain Covenants.”

Listing	The exchange notes will not be listed on any exchange or market.

RISK FACTORS

You should carefully consider each of the following risks and uncertainties associated with us and the exchange offer, as well as all the other information set forth in and incorporated into this prospectus. Any of these risks and uncertainties could materially adversely affect our business, financial condition, operating results and prospects, which in turn could adversely affect the price of the notes and our ability to repay the notes.

Risks Relating to the Exchange Offer

Because there is no public market for the exchange notes, you may not be able to sell your exchange notes.

The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market. There can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which the holders would be able to sell their exchange notes.

The exchange notes will not be listed on any exchange or market. If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

Any market-making activity in the exchange notes will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will exist for the exchange notes or that any trading market that does develop will be liquid.

In addition, any original note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Your original notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

We will issue exchange notes pursuant to the exchange offer only after a timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we may not accept your original notes for exchange.

If you do not exchange your original notes, your original notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your outstanding original notes.

We did not register the original notes and do not intend to do so following the exchange offer. Original notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under applicable securities laws. If you do not exchange your original notes, you will lose your right, except in limited circumstances, to have your original notes registered under the federal securities laws. As a result, if you hold original notes after the exchange offer, you may be unable to sell your original notes and the value of the original notes may decline. We have no obligation, except in limited circumstances, and do not currently intend, to file an additional registration statement to cover the resale of original notes that did not tender in the exchange offer or to re-offer to exchange the exchange notes for original notes following the expiration of the exchange offer.

Risks Relating to the Notes

The following risk factors apply to both the original notes and the exchange notes.

Our indebtedness could materially and adversely affect our business and prevent us from fulfilling our obligations under the notes.

We currently have a substantial amount of debt. Our indebtedness could have a material adverse effect on our business. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;

•	reduce the availability of our cash flow to fund working capital, capital expenditures and other general business purposes;

•	reduce the funds available to purchase the rights to television and radio programs;

•	limit our flexibility in planning for, or reacting to, changes in our industries, making us more vulnerable to economic downturns; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

If our indebtedness affects our operations in these ways, our business, financial condition, cash flow and results of operations could suffer, making it more difficult for us to satisfy our obligations under the notes. Furthermore, the indenture governing the notes and our senior credit facility will permit us to incur substantial amounts of additional debt provided we meet certain financial and other covenants. See the sections entitled “Description of Notes” and “Description of Certain Indebtedness.” If we incur additional debt in the future, the related risks could intensify.

The covenants in our debt agreements impose restrictions that may limit our operating and financial flexibility.

Our credit facility and the indenture governing the notes contain covenants that may restrict our ability and the guarantors’ ability to:

•	incur additional indebtedness;

•	make specified restricted payments;

•	make specified asset sales;

•	incur liens;

•	engage in transactions with affiliates;

•	issue and sell capital stock of our subsidiaries to third persons; or

•	engage in a merger, consolidation or sale of substantial assets.

Our senior credit facility includes other more restrictive covenants that require us to achieve certain financial and operating results and maintain compliance with a maximum senior secured leverage ratio. See the sections entitled “Description of Certain Indebtedness” and “Description of Notes.”

We cannot assure you that we will meet the covenants in the indenture, our senior credit facility or our other debt instruments, or that the holders of the notes, the lender under our senior credit facility and our other lenders will waive any failure to meet these covenants. A breach of any of these covenants would result in a default under these debt instruments and would in turn result in a default under future debt instruments. If an event of default occurs under our debt instruments and continues beyond any applicable cure period, the lender could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If our indebtedness were to be accelerated, we cannot assure you that we would be able to pay it.

The senior notes are effectively subordinated to our existing and future secured indebtedness and to the indebtedness of any future non-guarantor subsidiaries.

The notes will not be secured by any of our or the guarantors’ assets. Any indebtedness outstanding under our senior credit facility is secured by substantially all of our and the guarantors’ assets, and the terms of the instruments governing our notes permit us and the guarantors to incur additional senior secured indebtedness without also securing the notes. See the sections entitled “Description of Notes—Certain Covenants—Incurrence of Indebtedness,” “Description of Notes—Certain Covenants—Liens” and the definition of “Permitted Liens” contained in the section entitled “Description of Notes.” As a result, the notes will be effectively subordinated to indebtedness outstanding under our senior credit facility and any additional secured debt that we or the guarantors may incur in the future to the extent of the value of the assets securing the debt.

Some or all of our future subsidiaries may not guarantee the notes. In the event any such non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors will generally be entitled to payment on their claims from the assets of such subsidiary before any of those assets are made available to us. Consequently, your claims in respect of the notes will be effectively subordinated to all of the liabilities (including trade credit) of any non-guarantor subsidiaries.

We depend on the cash flow of our subsidiaries to satisfy our obligations, including our obligations under the notes.

All of our operations are conducted through our subsidiaries, and we are dependent upon the cash flow of these subsidiaries to meet our obligations. Accordingly, our ability to make interest and principal payments when due to holders of the notes and our ability to purchase the notes upon a change of control is dependent upon the receipt of sufficient funds from our subsidiaries, which may be restricted by the terms of the indebtedness of our subsidiaries, including the terms of existing and future guarantees of our indebtedness given by our subsidiaries. We cannot assure you that the funds received from our subsidiaries will be adequate to allow us to make payments on the notes.

The guarantees may not be enforceable because of fraudulent conveyance laws and may be released in certain circumstances.

The incurrence of the guarantees by any of the guarantors may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of any one or more of the guarantors. Under these laws, if a court were to find that, at the time the guarantor incurred a guarantee of the notes, the guarantor:

•	incurred the guarantee of the notes with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring the guarantee of the exchange notes;

and, if the guarantor:

•	was insolvent or was rendered insolvent;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes), then the court could void the guarantee of the guarantor or subordinate the amounts owing under the guarantee to the guarantor’s presently existing or future debt or take other actions detrimental to you.

It may be asserted that the guarantors incurred their guarantees for our benefit and they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee, either:

•	the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they mature and become absolute.

If a guarantee is avoided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that guarantor and will only be a creditor of ours or any guarantor whose obligation was not set aside or found to be unenforceable. We have not separately obtained a solvency opinion in connection with this transaction.

Any guarantee of a guarantor may be released under certain circumstances, including (1) if we sell, exchange or transfer the stock of that guarantor or substantially all of its assets to a non-affiliate in compliance with the indenture, (2) if we designate a guarantor as an unrestricted subsidiary under the indenture or (3) we dissolve or wind-up a guarantor that is or becomes an immaterial subsidiary. See the section entitled “Description of Notes—Guarantees.”

We may not be able to finance a change of control offer required by the indenture.

If we were to experience a change of control, the indenture governing the notes requires us to offer to purchase all of the notes then outstanding at 101% of their principal amount, plus accrued interest to the date of purchase. If a change of control were to occur, we cannot assure you that we would have sufficient funds to purchase the notes. The purchase of the notes may require additional third-party financing, and we cannot assure you that we would be able to obtain that financing on favorable terms or at all.

In addition, our senior credit facility may under certain circumstances restrict our ability to purchase the notes, even when we are required to do so by the indenture in connection with a change of control. Furthermore, similar change of control events will result in an event of default under our senior credit facility and could cause the acceleration of our debt thereunder. The acceleration of the indebtedness under our senior credit facility, and the inability to purchase all of the tendered notes, in the event of a change of control, would each constitute an event of default under the indenture.

We may enter into transactions, including acquisitions, refinancings or recapitalizations, or highly leveraged transactions, that do not constitute a change of control under the indenture governing the notes. Any of these transactions may result in an increase in our debt or otherwise affect our capital structure, harm our credit ratings or have a material adverse effect on holders of the notes. The provisions relating to a change of control may increase the difficulty for a potential acquiror to obtain control of us.

Some of our significant assets are intangible and they may have little value upon a liquidation. We are permitted under the indenture to use proceeds from an asset sale to pay any expenditure in our business.

Our assets include significant intangible assets, including our affiliation agreements with television networks and our Federal Communications Commission (“FCC”) licenses, the value of which will depend significantly upon the success of our business, the success of such networks and the financial prospects of the television and radio broadcasting industries in general. If we default on our indebtedness, or if we are liquidated, the value of these assets may not be sufficient to satisfy our obligations to our creditors and debtholders, including the holders of the notes.

The indenture permits us to use the proceeds from an asset sale to pay any expenditure in our business, including the payment of operating expenses. See the section entitled “Description of Notes—Repurchase at the Option of the Holders—Asset Sales.”

Risks Relating to Our Business

We depend on advertising revenues, which fluctuate as a result of a number of factors.

Our main source of revenue is sales of advertising. Our ability to sell advertising depends on:

•	the health of the national economy, and particularly the economy of the Northwest region and Seattle, Washington and Portland, Oregon;

•	the popularity of our programming;

•	changes in the makeup of the population in the areas where our stations are located;

•	pricing fluctuations in local and national advertising;

•	the activities of our competitors, including increased competition from other forms of advertising-based mediums, particularly network, cable television, direct satellite television and radio, and the Internet;

•	the use of new services and devices which allow viewers to minimize commercial advertisements, such as satellite radio and personal digital video recorders; and

•	other factors that may be beyond our control.

A decrease in advertising revenue from an adverse change in any of the above factors could negatively affect our operating results and financial condition.

In addition, our results are subject to seasonal fluctuations, which typically result in second and fourth quarter broadcasting revenue being greater than first and third quarter broadcast revenue. This seasonality is primarily attributable to increased consumer advertising in the spring and then increased retail advertising in anticipation of holiday season spending. Furthermore, revenues from political advertising are typically higher in election years.

We have incurred losses in the past. We cannot assure you that we will be able to achieve profitability.

We incurred loss from continuing operations of $16.4 million for the nine months ended September 30, 2004. In the full fiscal year 2003, we had a loss from continuing operations of $14.8 million and in fiscal years 2002 and 2001 we incurred operating losses from continuing operations of $7.5 million and $1.4 million, respectively. Although we have committed resources to (1) streamline our broadcast operations and control expenses and (2) increase our revenue, we cannot assure you that we will be successful in this regard or that we will be able to achieve profitability in the future.

Our operating results are dependent on the success of programming aired by our television and radio stations.

Our advertising revenues are substantially dependent on the success of our network programming. We make significant commitments to acquire rights to television and radio programs under multi-year agreements. The success of such programs is dependent partly upon unpredictable factors such as audience preferences, competing programming, and the availability of other entertainment activities. If a particular program is not popular in relation to its costs, we may not be able to sell enough advertising to cover the costs of the program. In some instances, we may have to replace or cancel programs before their costs have been fully amortized, resulting in write-offs that increase operating costs. For example, our Seattle and Portland television stations, which account for approximately 75% of our television broadcasting revenue, are affiliated with the ABC Television Network, with the remainder of our television stations affiliated with CBS Television Network. Popularity of programming on ABC has declined significantly in the last few years and has lagged behind other networks. This has contributed to a decline in audience ratings, which negatively impacted revenues for our Seattle and Portland television stations. Continued weak performance by ABC, a decline in performance by CBS, or a change in performance by other networks or network program suppliers, could harm our business and results of operations.

In May 2002, we acquired the radio broadcast rights for the Seattle Mariners baseball team for a term of six years. The success of this programming is dependent on some factors beyond our control, such as the competitiveness of the Seattle Mariners and the successful marketing of the team by the team’s owners. If the Seattle Mariners fail to maintain their current fan base, the number of listeners to our radio broadcasts may decrease, which would harm our ability to generate anticipated advertising dollars. On October 20, 2004, Major League Baseball announced an agreement with XM Satellite Radio to broadcast every Major League Baseball team nationwide beginning with the 2005 regular season. Though we retain broadcast rights under the Rights Agreement, we are not yet able to assess the impact of the announcement on our business. We expect that any such broadcast will take the form of a simultaneous retransmission of our feed and will be available to XM Satellite Radio subscribers nationwide. Such a rebroadcast could result in decreased listenership for our stations, the loss of regional sales growth opportunities and the loss of local advertisers that may not want their advertisements broadcast on a national scale.

The non-renewal or modification of affiliation agreements with major television networks could harm our operating results.

Each of our television stations’ affiliation with one of the four major television networks has a significant impact on the composition of the stations’ programming, revenues, expenses and operations. Our two largest television stations, KOMO, which broadcasts in Seattle, Washington, and KATU, which broadcasts in Portland, Oregon, have affiliation agreements with ABC that were extended through December 31, 2004. Effective December 2004, Fisher Broadcasting signed a nonbinding letter with ABC providing for a renewal of the affiliation agreements at KOMO and KATU to extend them through 2010. The terms of the renewal are subject to the negotiation and execution of definitive agreements. For 2003, approximately 75% of our television broadcasting revenues (and approximately 50% of our total revenues) were derived from our ABC affiliated stations. We are currently pursuing renewal of our ABC affiliation agreements. In addition, all of our affiliation agreements with CBS will expire in February 2006. We cannot give any assurance that we will be able to renew our affiliation agreements with the networks at all, or on satisfactory terms. In recent years, the networks have been attempting to negotiate better terms for themselves, including the reduction or elimination of compensation that the networks pay to affiliates for carrying their programming.

If a network acquires a television station in a market in which we own a station affiliated with that network, the network will likely decline to renew the affiliation agreement for our station in that market. The non-renewal or modification of any of the network affiliation agreements could harm our operating results.

Our auditors identified a material weakness in our internal controls. If the material weakness recurs, or we fail to discover and address any other material weaknesses in our internal controls, we may not be able to report reliable financial information.

During 2003, our independent registered public accounting firm reported to our audit committee certain matters involving internal controls that our independent registered public accounting firm considered to be reportable conditions. These matters related to (1) the failure to recognize and record pension obligations and settlement losses in a timely manner and (2) the misclassification of certain proceeds from the sale of securities and collection on an installment note as cash flows from operating activities, which were subsequently reclassified as cash flows from investing activities. Also, with respect to 2003, our independent registered public accounting firm observed additional adjustments to our financial statements relating to (1) certain out-of-period adjustments made between quarters in the amounts, net of taxes, of $76,000, $73,000 and $143,000, (2) an adjustment relating to a property sale amounting to $74,000, and (3) a write-down of deferred financing costs in the amount of $2,204,000 ($1,404,000 net of income taxes) relating to the payment of our debt in the fourth quarter of 2003 that was identified by our independent registered public accounting firm prior to the issuance of our financial statements for fiscal 2003 but which had not been previously identified by us.

In connection with the audit of our financial statements for fiscal 2003, our independent registered public accounting firm informed management and our audit committee that, taken together, the number of adjustments that were identified indicate the lack of an effective monitoring and oversight function during fiscal 2003, and concluded that this was a significant deficiency in our internal control structure, which they considered to be a material weakness under the then current accounting standards. In light of these matters, we now believe that a material weakness existed as of the end of the third fiscal quarter of 2002, as of the end of the 2002 fiscal year, as of the end of the first, second and third fiscal quarters of 2003 and as of the end of the 2003 fiscal year.

We have taken actions to correct this material weakness. In particular, we have, among other things: (1) increased our finance staff; (2) continued the process of evaluating compliance under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules; (3) commenced the use of a new disclosure and control procedure checklist in connection with preparation of our financial statements and periodic reports; and (4) established a practice regarding review and evaluation of significant one-time transactions.

We cannot assure you that the actions we have taken to correct the material weakness identified by our independent registered public accounting firm will prevent the deficiency that resulted in the material weakness from recurring in the future, and the failure to do so could prevent us from reporting reliable financial information. In addition, our failure to discover and address, effectively and on a timely basis, any other material weakness in our internal controls could negatively impact our financial reporting and our business. The additional finance and accounting staff we hired will need to familiarize themselves with our company and the broadcasting industry. In addition, we may not be able to hire additional finance personnel or replace current personnel due to a variety of factors, including, but not limited to, a general shortage of workers who have the accounting background that meets our needs. We may also experience higher than anticipated operating expenses and outside auditor fees as a result of the implementation of these changes and thereafter.

In addition, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission rules, we will be required to furnish a report of management’s assessment of the effectiveness of our internal controls as part of our Annual Report on Form 10-K for the fiscal year ending December 31, 2004. Our auditors will be required to attest to and report on, management’s assessment. To issue our report, our management must document both the design for our internal controls and the testing processes that support management’s evaluation and conclusion. Our management is working to complete the necessary processes and procedures for issuing its report on our internal controls. There can be no assurance, however, that we will be able to complete the work necessary for our management to issue its report in a timely manner or that management or our auditors will conclude that our internal controls are effective.

Because our cost of services are relatively fixed, a downturn in the economy would harm our operations, revenue, cash flow and earnings.

Our operations are concentrated in the Northwest. The Seattle, Washington and Portland, Oregon markets are particularly important for our financial well-being. Operating results during 2002 and 2003, as well as in 2004, were adversely impacted by a soft economy, and weak economic conditions in these markets would harm our operations and financial condition. Because our costs of services are relatively fixed, we may be unable to significantly reduce costs if our revenues decline. If our revenues do not increase or if they decline, we could continue to suffer net losses, or such net losses could increase. In addition, a downturn in the national economy has resulted and may continue to result in decreased national advertising sales. This could harm our results of operations because national advertising sales represent a significant portion of our television advertising net revenue.

Radio and television programming revenue may be negatively affected by the cancellation of syndication agreements.

Syndication agreements are licenses to broadcast programs that are produced by production companies. Such programming can form a significant component of a station’s programming schedule. Syndication agreements are subject to cancellation, and such cancellations may affect a station’s programming schedule. The syndicator for several of our talk radio programs has acquired radio stations in the Seattle market and competes with our Seattle radio stations. We cannot assure you that we will continue to be able to acquire rights to such programs once our current contracts for these programs expire. We may enter into syndication agreements for programs that prove unsuccessful, and our payment commitment may extend until or if the syndicator cancels the program.

A write-down of goodwill would harm our operating results.

Approximately $38 million, or 9% of our total assets as of September 30, 2004, consists of unamortized goodwill. On January 1, 2002, we adopted Statement of Financial Accounting Standards No. 142, “Goodwill and

Other Intangible Assets” (“SFAS 142”). SFAS 142 changed the accounting for goodwill from an amortization method to an impairment-only approach. As a result of our adoption of SFAS 142, in 2002 we recorded a charge for impairment of goodwill amounting to $99 million before income tax benefit or $64 million after income taxes. Goodwill is to be tested at the reporting unit level annually or whenever events or circumstances occur indicating that goodwill might be impaired. If impairment is indicated as a result of future annual testing, we would record an impairment charge in accordance with SFAS 142.

Foreign hostilities and further terrorist attacks may affect our revenues and results of operations.

The September 11, 2001 terrorist attacks and the war in Iraq caused regularly scheduled programming to be pre-empted by commercial-free network news coverage of these events, which resulted in lost advertising revenues. In the future, we may again experience a loss of advertising revenue and incur additional broadcasting expenses in the event that there is a terrorist attack against the United States or if the United States engages in foreign hostilities. As a result, advertising may not be aired, and the revenue for the advertising on such days will be lost, adversely affecting our results of operations for the period in which this occurs. In addition, there can be no assurance that advertisers will agree to run such advertising in future time periods or that space will be available for such advertising. We cannot predict the duration of such pre-emption of local programming if it occurs. In addition, our broadcasting stations may incur additional expenses as a result of expanded local news coverage of the local impact of a war or terrorist attack. The loss of revenue and increased expenses could harm our results of operations.

Competition in the broadcasting industry and the rise of alternative entertainment and communications media may result in loss of audience share and advertising revenue by our stations.

Our television and radio stations face intense competition from:

•	local network affiliates and independent stations;

•	cable, direct broadcast satellite and alternative methods of broadcasting brought about by technological advances and innovations, such as pay-per-view and home video and entertainment systems; and

•	other sources of news, information and entertainment, such as streaming video broadcasts over the Internet, newspapers, movie theaters and live sporting events.

In addition to competing with other media outlets for audience share, we also compete for advertising revenues that comprise our primary source of revenues. Our stations compete for such advertising revenues with other television and radio stations in their respective markets, as well as with other advertising media such as newspapers, the Internet, magazines, outdoor advertising, transit advertising, yellow page directory, direct mail and local cable systems.

The results of our operations will be dependent upon the ability of each station to compete successfully in its market, and there can be no assurance that any one of our stations will be able to maintain or increase its current audience share or revenue share. To the extent that certain of our competitors have, or may in the future obtain, greater resources, our ability to compete successfully in our broadcasting markets may be impeded.

Changes in FCC regulations regarding ownership have increased the uncertainty surrounding the competitive position of our stations in the markets we serve.

In June 2003, the FCC amended its multiple ownership rules, including, among other things its local television ownership limitations, its prohibition on common ownership of newspapers and broadcast stations in the same market, as well as its local radio ownership limitations. Under the amended rules, a single entity would be permitted to own more than one television station in markets with fewer independently owned stations, and the rules would allow consolidated newspaper and broadcast ownership and operation in several of our markets. The new radio multiple ownership rules could limit our ability to acquire additional radio stations in existing markets that we serve. The effectiveness of these new rules were stayed pending appeal. In June 2004, a federal court of appeals issued a decision which upheld portions of the FCC decision adopting the rules, but concluded that the order failed adequately to support numerous aspects of those rules, including the specific numeric ownership limits adopted by the FCC. The court remanded the matter to the FCC for revision or further justification of the rules, retaining jurisdiction over the matter. The court has partially maintained its stay of the effectiveness of those rules, particularly as they relate to television. The rules are now largely in effect as they relate to radio. Barring a successful appeal to the U.S. Supreme Court, the FCC will review the matter and issue a revised order, which will then be subject to further review on appeal. We cannot predict whether, how or when the new rules will be modified, ultimately implemented as modified, or repealed in their entirety.

Legislation went into effect in January 2004 that permits a single entity to own television stations serving up to 39% of U.S. television households, an increase over the previous 35% cap. Large broadcast groups may take advantage of this law to expand further their ownership interests on a national basis.

We expect that the consolidation of ownership of broadcasting and newspapers in the hands of a smaller number of competitors would intensify the competition in our markets.

The FCC’s extensive regulation of the broadcasting industry limits our ability to own and operate television and radio stations and other media outlets.

The broadcasting industry is subject to extensive regulation by the FCC under the Communications Act of 1934, as amended. Compliance with and the effects of existing and future regulations could have a material adverse impact on us. Issuance, renewal or transfer of broadcast station operating licenses requires FCC approval, and we cannot operate our stations without FCC licenses. Our FCC licenses expire in 2005, 2006 and 2007. Failure to observe FCC rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of short-term (i.e., less than the maximum eight years) license renewals or, for particularly egregious violations, the denial of a license renewal application or revocation of a license. While the majority of such licenses are renewed by the FCC, we cannot assure you that our licenses will be renewed at their expiration dates, or, if renewed, that the renewal terms will be for eight years. If the FCC decides to include conditions or qualifications in any of our licenses, we may be limited in the manner in which we may operate the affected stations.

The Communications Act and FCC rules impose specific limits on the number of stations and other media outlets an entity can own in a single market. The FCC attributes to an entity interests held by, among others, such entity’s officers, directors, certain stockholders, and in some circumstances, lenders, for purposes of applying these ownership limitations. The ownership rules may prevent us from acquiring additional stations in a particular market. We may also be prevented from engaging in a swap transaction if the swap would cause the other company to violate these rules. Federal legislation and FCC rules have changed significantly in recent years and can be expected to continue to change. These changes may limit our ability to conduct our business in ways that we believe would be advantageous and may thereby affect our operating results.

We may lose audience share and advertising revenue if we are unable to reach agreement with cable companies regarding the retransmission of signals of our television stations.

On October 1, 2002, each of our television stations sent notices to cable systems in their market electing must-carry or retransmission consent status for the period from January 1, 2003 through December 31, 2005. Stations electing must-carry may require carriage of their signal on certain channels on cable systems within its market, whereas cable companies are prohibited from carrying the signals of stations electing retransmission consent unless an agreement between the station and the cable provider has been negotiated. We elected retransmission consent status with respect to a number of key cable systems. We have executed retransmission consent agreements with all cable systems that we believe are material to the overall viewership of our stations. We cannot assure you that we will be able to reach such agreements for periods commencing after December 31, 2005. Failure to do so may harm our business.

Dependence on key personnel may expose us to additional risks.

Our business is dependent on the performance of certain key employees, including our executive officers and other members of management. We generally do not enter into employment agreements with our key executive officers. We also employ several on-air personalities who have significant loyal audiences in their respective markets. We cannot assure you that all such key personnel or on-air personalities will remain with us or that our on-air personalities will renew their contracts. The loss of any key personnel could harm our operations and financial results. On January 6, 2005, we announced that William Krippaehne, Jr. resigned as our president and chief executive officer and that Benjamin W. Tucker was selected as acting president and chief executive officer.

A reduction on the periodic dividend on the common stock of Safeco Corporation may adversely affect our other income, cash flow and earnings.

We own approximately 3.0 million shares of the common stock of Safeco Corporation, which, at September 30, 2004, represented 32% of our assets and provided $2.2 million and $1.7 million in dividend income for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively. If Safeco Corporation reduces its periodic dividends, it will negatively affect our cash flow and earnings. In February 2001, Safeco Corporation reduced its quarterly dividend from $0.37 to $0.185 per share. In October 2004, Safeco Corporation increased its quarterly dividend from $0.185 to $0.22 per share.

We may be required to make additional unanticipated investments in HDTV technology, which could harm our ability to fund other operations or repay debt.

Although our Seattle, Portland, Eugene and Boise television stations currently comply with FCC rules requiring stations to broadcast in high definition television (“HDTV”), our stations in certain smaller markets do not, because they are operating pursuant to special temporary authorizations issued by the FCC to utilize low power digital facilities. These special temporary authorizations must be renewed every six months, and there is no assurance that the FCC will continue to extend these authorizations. If the FCC does not extend the authorizations for Fisher’s smaller stations, then we may be required to make additional investments in digital broadcasting to maintain the licenses of our smaller market stations. This could result in less cash being available to fund other aspects of our business or repay debt. In August 2004, the FCC adopted a Report and Order establishing firm deadlines for digital stations to maximize power. Generally, stations affiliated with top-four networks in the top 100 markets must construct full power facilities by July 1, 2005, and all others by July 1, 2006, or they will lose interference protection on their digital channel. The FCC has also adopted, in September 2004, a multi-step channel election and repacking process through which broadcast licenses and permittees will select their ultimate DTV channel. The process will start in November 2004 with licensees filing certain pre-election certifications, and it is estimated that it will be completed by August 2006. We are unable to predict at this time which DTV channels we will be able to obtain through this process.

Failure in our information technology systems would disrupt our operations, which could reduce our customer base and result in lost revenues. Our computer systems are vulnerable to viruses, unauthorized tampering, system failures and potential obsolescence.

Our operations depend on the continued and uninterrupted performance of our information technology systems. Despite our implementation of network security measures, our servers and computer systems are vulnerable to computer viruses, break-ins, and similar disruptions from unauthorized tampering with our computer systems. Our computer systems are also subject to potential system failures and obsolescence. Any of these events could cause system interruption, delays and loss of critical data that would adversely affect our reputation and result in a loss of customers. Our recovery planning may not be sufficient for all eventualities.

We may experience disruptions in our business if we acquire and integrate new television or radio stations.

As part of our business strategy, we plan to continue to evaluate opportunities to acquire television or radio stations. There can be no assurance that we will find attractive acquisition candidates or effectively manage the integration of acquired stations into our existing business. If the expected operating efficiencies from acquisitions do not materialize, if we fail to integrate new stations or recently acquired stations into our existing business, or if the costs of such integration exceed expectations, our operating results and financial condition could be adversely affected. If we make acquisitions in the future, we may need to incur more debt or issue more equity securities, and we may incur contingent liabilities and amortization and/or impairment expenses related to intangible assets. Any of these occurrences could adversely affect our operating results and financial condition.

Our ownership and operation of Fisher Plaza is subject to risks, including those relating to the economic climate, local real estate conditions, potential inability to provide adequate management, maintenance and insurance, potential collection problems, reliance on significant tenants, and regulatory risks.

Revenue and operating income from, and the value of, Fisher Plaza may be adversely affected by the general economic climate, the Seattle economic climate and real estate conditions, including prospective tenants’ perceptions of attractiveness of the property and the availability of space in other competing properties. In addition, the economic conditions in the telecommunications and high-tech sectors may significantly affect our ability to attract tenants to Fisher Plaza, since space at Fisher Plaza is marketed in significant part to organizations from these sectors. Other risks relating to the operation of Fisher Plaza include the potential inability to provide adequate management, maintenance and insurance, and the potential inability to collect rent, due to bankruptcy or insolvency of tenants or otherwise. Real estate income and values may also be adversely affected by such factors as applicable laws and regulations, including tax and environmental laws, interest rate levels and the availability of financing. We carry comprehensive liability, fire, extended coverage and rent loss insurance with respect to Fisher Plaza. There are, however, certain losses that may be either uninsurable, not economically insurable, or in excess of our current insurance coverage limits. If an uninsured loss occurs with respect to Fisher Plaza, it could harm our operating results.

Our operations may be adversely affected by earthquakes and other natural catastrophes in the Northwest.

Our corporate headquarters and all of our operations are located in the Northwest. The Northwest has from time to time experienced earthquakes and experienced a significant earthquake on February 28, 2001. We do not know the ultimate impact on our operations of being located near major earthquake faults, but an earthquake could harm our operating results. Our broadcasting towers may also be affected by other natural catastrophes, such as forest fires. Our insurance coverage may not be adequate to cover the losses and interruptions caused by earthquakes or other natural catastrophes.

FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated into this prospectus include forward-looking statements within the meaning of the federal securities laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative of these terms or other variations thereon, or comparable terminology. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contained in this prospectus or the documents incorporated into this prospectus, including those under the headings “Prospectus Summary,” “Risk Factors” and “Business” are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus and the documents incorporated into this prospectus under the headings “Prospectus Summary,” “Risk Factors” and “Business” may cause our actual results, performance or achievements to materially differ from any future results, performance or achievements expressed or implied by these forward-looking statements. The key factors that could cause actual results to differ from our expectations are described in “Risk Factors” beginning on page 7.

Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus are made only as of the date of this prospectus or the applicable incorporated document. We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

PRIVATE PLACEMENT

We issued $150 million in principal amount of the original notes dated as of September 20, 2004 to the initial purchaser of those notes and received proceeds that after deducting expenses and commissions represented an aggregate of approximately $144.5 million in net proceeds. We issued the original notes to the initial purchaser in a transaction exempt from or not subject to registration under the Securities Act. The initial purchaser then offered and resold the original notes to qualified institutional buyers in compliance with Rule 144A or non-U.S. persons in compliance with Regulation S under the Securities Act.

USE OF PROCEEDS

We are making the exchange offer to satisfy our obligations under the original notes, the indenture and the registration rights agreement. We will not receive any cash proceeds from the exchange offer. In consideration of issuing the exchange notes in the exchange offer, we will receive an equal principal amount of original notes. Any original notes that are properly tendered and accepted in the exchange offer will be canceled.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. Earnings represent net income (loss) from continuing operations before income taxes and before equity in operations of equity investee, plus fixed charges, plus estimated amortization of capitalized interest and distributed income from equity investee, less interest capitalized. Fixed charges consist of interest expense (including interest expense relating to discontinued operations and amortization of debt issuance costs) and capitalized interest and that portion of rental expense we believe is representative of interest.

	Fiscal Year Ended December 31,								Nine Months Ended September 30, 2004
	1999	2000	2001		2002		2003
	(dollars in thousands)
Ratio	3.4	3.5	NA	(1)	NA	(1)	NA	(1)	NA	(1)

Deficiency of earnings to cover fixed charges	NA	NA	$(6,131)		$(16,093)		$(29,136)		$(25,020)

(1)	Due to our losses in the years ended December 31, 2001, 2002 and 2003 and the nine months ended September 30, 2004, the ratio coverage was less than 1:1. We would have had to generate additional earnings of $6,131, $16,093, $29,136 and $25,020 respectively, to achieve a coverage ratio of 1:1.

CAPITALIZATION

The following table presents our unaudited consolidated cash and cash equivalents and capitalization as of September 30, 2004.

As of September 30, 2004
(dollars in thousands)
Cash and cash equivalents	$20,949

Total debt
Senior Notes	150,000
Senior Credit Facility (1)	—
Other senior debt	53

Total debt	150,053
Total stockholders’ equity	184,887

Total capitalization	$334,940

(1)	We have the ability to borrow up to $20 million under our senior credit facility.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected historical consolidated financial data as of and for the five years ended December 31, 2003 are derived from our audited consolidated financial statements. Our financial statements and notes for the fiscal years ended December 31, 2001, 2002 and 2003 were audited by PricewaterhouseCoopers LLP. Our audited Consolidated Financial Statements as of December 31, 2002 and December 31, 2003, and for each of the three fiscal years ended December 31, 2003, are included in our Current Reports on Form 8-K filed with the SEC on September 17, 2004, and incorporated by reference into this prospectus. The selected historical consolidated financial data as of and for the nine-month periods ended September 30, 2004 and September 30, 2003 are derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, and incorporated by reference into this prospectus. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial condition and the results of operations for these periods. The statement of operations data for all periods presented have been reclassified to give effect to discontinued operations relating to the sale and/or closure of certain businesses, in accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Operating results for the nine-month period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2004 or for any other future period. This financial information should be read in conjunction with the financial information included in the documents incorporated by reference into this prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes included in our Current Reports on Form 8-K filed with the SEC on September 2, 2004 and September 17, 2004 and our Quarterly Report on Form 10-Q for the nine month periods ended September 30, 2004.

	Fiscal Year Ended December 31,					Nine Months Ended September 30,
	1999	2000	2001	2002	2003	2003	2004
	(dollars in thousands)
Statement of Operations Data:
Revenue	$140,267	$179,859	$134,008	$126,696	$138,387	$103,858	$111,517
Costs and expenses:
Cost of services sold, exclusive of depreciation and amortization	57,013	64,140	63,393	58,476	69,183	54,108	53,449
Selling expenses	14,734	19,016	17,644	19,808	25,259	19,082	20,857
General and administrative expenses	34,228	36,454	33,942	36,916	39,829	30,666	26,093
Depreciation and amortization	8,286	14,713	17,518	15,640	16,180	11,787	12,255

	114,261	134,323	132,497	130,840	150,451	115,643	112,654

Income (loss) from operations	26,006	45,536	1,511	(4,144)	(12,064)	(11,785)	(1,137)
Net gain (loss) on derivative instruments	—	—	—	1,632	(6,911)	460	(13,245)
Loss from extinguishment of long-term debt	—	—	—	(3,264)	(2,204)	—	(5,034)
Other income, net	4,838	20,369	2,957	3,025	6,427	5,746	2,247
Interest expense, net	(4,774)	(11,076)	(9,211)	(11,318)	(13,081)	(9,023)	(8,321)

Income (loss) from continuing operations before income taxes	26,070	54,829	(4,743)	(14,069)	(27,833)	(14,602)	(25,490)
Provision (benefit) for federal and state income taxes	8,955	18,406	(3,306)	(6,523)	(13,029)	(5,829)	(9,121)

	Fiscal Year Ended December 31,					Nine Months Ended September 30,
	1999	2000	2001	2002	2003	2003	2004
	(dollars in thousands except per-share amounts)
Income (loss) from continuing operations	17,115	36,423	(1,437)	(7,546)	(14,804)	(8,773)	(16,369)
Income (loss) from discontinued operations, net of income taxes	978	(21,893)	(6,826)	5,173	23,032	(2,758)	(132)

Income (loss) before cumulative effect of change in accounting principle	18,093	14,530	(8,263)	(2,373)	8,228	(11,531)	(16,501)
Cumulative effect of change in accounting principle, net of income taxes	—	—	—	(64,373)	—	—	—

Net income (loss)	$18,093	$14,530	$(8,263)	$(66,746)	$8,228	$(11,531)	$(16,501)

Income (loss) per share:
From continuing operations	$2.00	$4.26	$(0.16)	$(0.88)	$(1.72)	$(1.02)	$(1.90)
From discontinued operations	0.12	(2.56)	(0.80)	0.61	2.68	(0.32)	(0.01)
Cumulative effect of change in accounting principle	—	—	—	(7.50)	—	—	—

Net income (loss) per share	$2.12	$1.70	$(0.96)	$(7.77)	$0.96	$(1.34)	$(1.91)

Income (loss) per share assuming dilution:
From continuing operations	$2.00	$4.24	$(0.16)	$(0.88)	$(1.72)	$(1.02)	$(1.90)
From discontinued operations	0.11	(2.55)	(0.80)	0.61	2.68	(0.32)	(0.01)
Cumulative effect of change in accounting principle	—	—	—	(7.50)	—	—	—

Net income (loss) per share	$2.11	$1.69	$(0.96)	$(7.77)	$0.96	$(1.34)	$(1.91)

Weighted average shares outstanding	8,548	8,556	8,575	8,593	8,599	8,595	8,617
Weighted average shares outstanding assuming dilution	8,575	8,593	8,575	8,593	8,599	8,595	8,617
Cash dividends declared (1)	$1.04	$1.04	$0.78	$0.52	$—	$—	$—
Other Financial Data:
Purchase of property, plant and equipment	$56,376	$59,587	$40,420	$39,683	$12,413	$10,771	$3,075
Dividends received	4,429	4,675	2,882	2,328	2,373	1,693	1,666
Ratio of earnings to fixed charges (2)	3.4	3.5	NA	NA	NA	NA	NA
Deficiency of earnings to cover fixed charges	NA	NA	$(6,131)	$(16,093)	$(29,136)		$(25,020)

	December 31,					September 30, 2004
	1999	2000	2001	2002	2003
	(dollars in thousands)
Balance Sheet and Other Data:
Cash and cash equivalents	$3,609	$218	$3,568	$23,515	$12,996	$20,949
Working capital	33,959	10,121	9,380	60,437	23,219	41,965
Total assets	678,512	646,804	623,117	545,991	396,685	427,413
Total debt (3)	338,174	283,055	286,949	292,607	128,857	150,053
Stockholders’ equity	241,676	262,402	237,155	172,735	187,804	184,887

(1)	Amounts for 2000 and 1999 include $0.26 per share declared for payment in the subsequent year.
(2)	See section entitled “Ratio of Earnings to Fixed Charges” for the calculation of earnings and fixed charges.
(3)	Includes debt from discontinued operations, included in liabilities of businesses held for sale in our consolidated balance sheets.

BUSINESS

Company Description

Fisher Communications, Inc. is an integrated media company that has been in the broadcasting business since 1926. We own and operate nine network-affiliated television stations and 27 radio stations. We also own a 50% interest in a company that owns a tenth television station. We have long-standing network affiliations with ABC and CBS. Our television and radio stations are located in Washington, Oregon, Idaho and Montana. Seattle and Portland are our two largest markets for both television and radio. We own ABC network affiliates in Seattle and Portland, which are both within the top 25 DMA television markets as determined by Nielsen Media Research. We also own three radio stations in Seattle, the 14th largest radio market, as determined by BIA Financial Network, Inc. Our television stations reach 3.5 million households (approximately 3.25% of U.S. television households) according to Nielsen Media Research. Our stations produce quality local programming and have received numerous awards for broadcasting excellence.

We conduct our operations through two subsidiaries, Fisher Broadcasting Company and Fisher Media Services Company. Our broadcasting operations provided approximately 96% of consolidated revenue from continuing operations in 2003, with television broadcasting accounting for approximately 64% and radio broadcasting accounting for approximately 32% of our 2003 revenue.

Fisher Media Services Company owns and operates Fisher Plaza, a facility located near downtown Seattle that is designed to enable companies to distribute analog and digital media content through numerous distribution channels, including broadcast, satellite, cable, Internet and broadband, as well as wired and wireless communication systems. Fisher Plaza serves as the home of our corporate offices, including our Seattle television and radio stations, and also houses a variety of companies, including media and communications companies. Fisher Plaza was completed in the summer of 2003 and had a net book value of $119.4 million as of September 30, 2004.

We also own approximately 3.0 million shares of the common stock of Safeco Corporation, a publicly traded insurance and financial services corporation. We have been a stockholder of Safeco Corporation since 1923. The market value of our investment in Safeco Corporation common stock as of September 30, 2004 was approximately $137.1 million.

Business Strategy

Our goal is to further enhance our strong regional market presence by focusing on our core competencies in television and radio broadcasting. We intend to execute this strategy through the following:

Drive Revenue Growth Through Original Programming Content with Strong Local Identities. A key part of this strategy is to produce quality local programming that includes talent and features not available on competing stations and to develop formats that help create strong and enduring market positions. The production and broadcasting of local news and events programming can be an important link to the community and an aid to the station’s efforts to expand its viewership. We believe that strong local news generates high viewership and results in higher ratings both for programs preceding and following the news. For example, Northwest Afternoon, produced by our flagship Seattle television station, has been the top-rated local talk show in the Northwest region since its premiere in 1984. Furthermore, in May 2002 we signed a six-year agreement with the Baseball Club of Seattle for radio play-by-play broadcasts of Seattle Mariners baseball on KOMO AM, which we believe further develops the affinity of our local and regional radio and television stations with the fan base of Seattle Mariners baseball.

Increase Regional Sales Growth Opportunities. We are increasing our focus on regional sales growth opportunities within markets in which we own one or more television and radio stations and within the Northwest region. Due in part to our agreement with the Baseball Club of Seattle to broadcast Seattle Mariners baseball on KOMO AM and on more than 40 network affiliate radio stations in six states, we are developing relationships with advertisers that have a similar regional presence. Our goal is to better serve our advertising clients and increase the efficiency and effectiveness of our sales efforts. As part of this effort, in 2004, we created the position of Director of Fisher Northwest Sales who calls on potential advertisers in the markets we serve.

Streamline Broadcast Operations and Control Expenses. We continue to focus on streamlining our operations and controlling expenses, principally by making the supporting processes and management of our broadcasting business as efficient as possible. For example, we have combined our Seattle radio and television news gathering and production operations at Fisher Plaza, which has enabled us to lower the operating expenses of these stations. We continue to evaluate additional opportunities to streamline our operations and control expenses.

Focus on Our Broadcast Operations. In 2001, we began the process of sharpening our focus on our core business and selling our non-strategic assets. Between 2001 and 2003, we divested our legacy flour milling business and commercial real estate assets (Fisher Properties) for cash proceeds totaling $173.4 million. In February 2003, we sold our common stock holdings of the Weyerhaeuser Company and Terabeam Corporation. As part of this strategic alignment, we lowered our total debt from $286.9 million in 2001 to $128.9 million in 2003. These strategic divestitures and realignments have allowed us to sharpen our focus on broadcast communications and media services operations. In the normal course of business, we continue to evaluate and enter into discussions with respect to strategic acquisitions and divestitures that we believe will enhance shareholder value.

Television Broadcasting

The following table sets forth selected information about our television stations:

Station	Market Area	DMA Rank (1)	Network Affiliation	Average Audience Share (2)	Number of Commercial Stations in DMA	Rank in Market (2)	Expiration Date of Affiliation Agreement
KOMO	Seattle-Tacoma, WA	12	ABC	10.3%	14	2	September 1, 2004 (3)
KATU	Portland, OR	24	ABC	10.0%	6	3	September 1, 2004 (3)
KVAL	Eugene, OR	120	CBS	17.8%	5	1	February 28, 2006
KCBY	Coos Bay, OR	120	CBS	NA	2	NA	February 28, 2006
KPIC (4)	Roseburg, OR	120	CBS	NA	2	NA	February 28, 2006
KBCI	Boise, ID	123	CBS	10.3%	6	2	February 28, 2006
KIMA (5)	Yakima, WA	127	CBS	12.3%	5	1	February 28, 2006
KEPR (5)	Pasco/Richland/Kennewick, WA	127	CBS	12.3%	5	1	February 28, 2006
KLEW (6)	Lewiston, ID	NA	CBS	NA	1	NA	February 28, 2006
KIDK	Idaho Falls-Pocatello, ID	164	CBS	13.3%	5	2	February 28, 2006

(1)	DMA represents an exclusive geographic area of counties in which the home market stations are estimated to have the largest quarter-hour audience share. DMA Rank represents the DMA ranking by size of the market area in which our station is located. DMA Rank is based on January 2004 estimates published by Nielsen Media Research. “NA” refers to Not Available.

(2)	Except for the Eugene, Oregon market, average audience share and rank in market are based on Nielsen Media Research data for the February, May, July and November 2003 rating periods, Sunday to Saturday, 6 a.m. to 2 a.m. With respect to the Eugene, Oregon market, average audience share and rank in market are based on BIA Financial Network, Inc. data for the February, May, July and November 2003 rating periods, Sunday to Saturday, 9 a.m. to midnight.

(3)	Effective December 2004, Fisher Broadcasting signed a nonbinding letter with ABC providing for the renewal of the affiliation agreements at KOMO and KATU to extend them through 2010. The terms of the renewal are subject to the negotiation and execution of definitive agreements.

(4)	Fisher Broadcasting Company owns a 50% interest in South West Oregon Television Broadcasting Corporation, licensee of KPIC.

(5)	Station ranking is for two-station group (KIMA and KEPR) designated as KIMA+ by Nielsen Media Research.

(6)	Although included as part of the Spokane, Washington DMA, KLEW primarily serves the Lewiston, Idaho and Clarkston, Washington audience, which represent only a small portion of the Spokane DMA.

We have been affiliated with ABC since 1958 and with CBS since 1999.

Television Markets and Stations

KOMO TV, Seattle-Tacoma, Washington

Market Overview. KOMO TV serves the Seattle-Tacoma market, which has approximately 1.7 million television households and a population of approximately 4.2 million. This station has been operating since 1953. In 2003, approximately 86% of the population in the Seattle-Tacoma DMA received local stations via cable and/or alternative delivery systems: 73% of the population subscribed to cable and 14% via alternative delivery systems like direct satellite (Nielsen Media Research). The 2003 television revenue for the Seattle-Tacoma DMA was estimated to be $287.7 million, as reported by Miller Kaplan. Major industries in the market include software, aerospace, manufacturing, biotechnology, forestry, telecommunications, transportation, retail and international trade. Major employers include Microsoft, Boeing, Safeco Corporation, Paccar, Nintendo, the University of Washington, Washington Mutual, Inc. and Weyerhaeuser. According to the Bureau of Economic Analysis, 2002 per capita income for the Seattle-Tacoma-Bellevue, Washington Metropolitan Statistical Area was $38,037, which represented a 0.5% increase over 2001 per capita income.

Station Performance. KOMO TV’s commitment to be the market leader in local news is manifested on multiple distribution platforms. KOMO TV produces 36.5 hours of live local television news per week on its analog and digital channels. KOMO TV produces Northwest Afternoon, a Monday-Friday, 60-minute talk program, which has been the top-rated local talk show in the Northwest region since its premiere in 1984. Northwest Afternoon has won 12 Emmy awards between 1984 and 2004. The Radio and Television News Directors Association (“RTNDA”) honored KOMO TV News with two Edward R. Murrow national awards—Best News Series and Best Feature in 2003. The National Association of Television Arts and Sciences awarded 12 Emmys to the station for program and individual excellence in 2003.

KATU, Portland, Oregon

Market Overview. KATU serves the Portland market, which has approximately 1.0 million television households and a population of approximately 2.7 million. Approximately 59% of Portland’s population subscribed to cable in 2003, while approximately 19% of households are listed as subscribers to alternative delivery systems (Nielsen Media Research). The 2003 television revenue for the Portland DMA was estimated to be $160 million, as reported by Miller Kaplan. The Portland metro area has a broad base of manufacturing, distribution, wholesale and retail trade, regional government and business services. Major employers in the Portland area include Intel, Nike, Hewlett Packard Development Company, U.S. Bank, Fred Meyer, Oregon Health Sciences University, Providence Health System, Legacy Health System and Kaiser Permanente. According to the Bureau of Economic Analysis, 2002 per capita income for the Portland-Vancouver-Beaverton, Oregon Metropolitan Statistical Area was $32,167, which represented a 0.5% decrease compared to 2001 per capita income.

Station Performance. KATU currently broadcasts 30 hours of live local news weekly. For over 25 years, KATU has provided local program production for the Portland market. Central to that commitment, the station produces and airs AM Northwest, one of the country’s longest running live Monday-Friday local talk/information programs. In 2003, KATU won the coveted Associated Press award for Best Overall News Organization in Oregon, the second consecutive year that the station was so honored. In addition, KATU received four other first place awards in 2003 from the Associated Press, two first place awards from the Society for Professional Journalism and the RTNDA Edward R. Murrow Award for Continuing News Coverage.

KVAL TV, KCBY TV, KPIC TV, Eugene, Coos Bay and Roseburg, Oregon

Market Overview. The KVAL TV broadcast studios are located in Eugene, Oregon. KCBY TV in Coos Bay and KPIC TV in Roseburg are KVAL’s satellite stations which generally retransmit all or part of KVAL’s programming. The population of the Eugene/Springfield, Roseburg and Coos Bay/North Bend area is approximately 564,300. The area’s economic base includes forest products, agriculture, high-tech manufacturing, regional hospital and medical services, packaging, tourism and fishing. Major employers include the state’s two major universities, the University of Oregon in Eugene and Oregon State University in Corvallis, as well as Hynix Semiconductor, Hewlett-Packard Development Company, Symantec Software, Sacred Heart Medical Center, McKenzie/Willamette Hospital and Roseburg Forest Products. According to the Bureau of Economic Analysis, 2002 per capita income was $26,416 for the Eugene-Springfield, Oregon Metropolitan Statistical Area, $23,937 for the Coos Bay, Oregon Metropolitan Statistical Area and $24,644 for the Roseburg, Oregon Metropolitan Statistical Area. These 2002 per capita income figures represented 1.7%, 4.6% and 4.7% increases, respectively, over 2001 per capita income.

Station Performance. In the local programming time period from 3 p.m. to 8 p.m., KVAL broadcasts some of the most popular nationally syndicated programs such as Dr. Phil, Oprah, Wheel of Fortune and Jeopardy, as well as the longest tenured local newscast in the market. KVAL broadcasts 17 hours of live local news per week and rebroadcasts its 6 p.m. newscast at 6:30 p.m. on cable Channel 12 on the Eugene/Springfield Comcast Cable System. KVAL TV produces a local news window on CNN Headline News every hour every day. This five-minute hourly slot promotes KVAL’s news brand by providing local news to viewers of CNN Headline News. KVAL, KCBY and KPIC are unique in the broadcast community in that they can broadcast news, information, weather and commercials regionally. In addition to broadcasting its signal throughout the DMA, KVAL has the ability to distribute local content to the Eugene, Roseburg, Coos Bay, Florence and Corvallis/Albany areas.

KIMA TV, KEPR TV, KLEW TV, Yakima and Tri-Cities, Washington and Lewiston, Idaho

Market Overview. KEPR TV and KLEW TV are KIMA TV’s satellite stations. KIMA TV serves the Yakima, Washington area and KEPR TV serves the Pasco-Richland-Kennewick (the “Tri-Cities”), Washington area. Yakima and the Tri-Cities areas comprise the Yakima DMA, which serves approximately 555,000 people in approximately 201,000 TV households and has a 55% cable penetration. KLEW TV is the exclusive local station in Lewiston, Idaho and is part of the Spokane, Washington DMA. Lewiston’s KLEW TV serves approximately 165,000 people in approximately 65,000 TV households with a 59% cable penetration.

The area covered by KIMA, KEPR and KLEW has an economic base that consists primarily of agriculture, nuclear technology, government, manufacturing and the wholesale/retail, service and tourism industries. Major employers include Del Monte, Boise Cascade, Fluor Hanford, Bechtel, Lockheed Martin and Siemens Power Corporation, among others. According to the Bureau of Economic Analysis, 2002 per capita income was $23,714 for the Yakima, Washington Metropolitan Statistical Area and $26,246 for the Lewiston, Idaho-Washington Metropolitan Statistical Area. These 2002 per capita income figures represented 3.4% and 2.6% increases, respectively, over 2001 per capita income.

Station Performance. Each of KIMA and KEPR broadcasts 9.5 hours per week of scheduled live local news programs. According to Nielsen Media Research, KIMA has 1.5 times the number of news households as the combined news households of the NBC affiliates and the ABC affiliates in the Yakima DMA. KLEW TV broadcasts 7.5 hours of scheduled live, local news per week.

KBCI TV, Boise, Idaho

Market Overview. KBCI serves the Boise, Idaho market, which has approximately 222,490 TV households and a population of approximately 432,300. In 2003, an estimated 40% of the television households in the Boise DMA subscribed to cable television with another 29% subscribing to an alternative delivery system (Nielsen Media Research). The Boise area ranked among the top seven fastest growing metropolitan areas in the United States from 1990 to 2000. Boise is the state capital and regional center for business, government, education, health care and the arts. Major employers include Micron Technology, Inc., Hewlett-Packard Development Company, Albertson’s, Saint Alphonsus Regional Medical Center, St. Luke’s Regional Medical Center, DirecTV, U.S. Bank, Idaho Power Company, Boise Cascade, Sears Boise Regional Credit Card Operations Center, Washington Group International (formerly Morrison Knudson), Mountain Home Air Force Base and the Idaho State government. According to the Bureau of Economic Analysis, 2002 per capita income for the Boise City-Nampa, Idaho Metropolitan Statistical Area was $28,878, which represented a 0.2% increase over 2001 per capita income.

Station Performance. KBCI currently broadcasts 12 hours per week of live local news programs, as well as Boise State University men’s and women’s athletics. The station has won numerous awards for excellence in television broadcasting, including the 2003 Alfred I. DuPont Award for Investigative Journalism for “Shake Up at City Hall,” as well as “Best Newscast” in 1999, 2000 and 2002 from the Idaho State Broadcasters Association and the Idaho Press Club.

KIDK TV, Idaho Falls-Pocatello, Idaho

Market Overview. KIDK serves the Idaho Falls-Pocatello market, which has approximately 110,000 TV households and a population of approximately 304,000. In 2003, an estimated 43% of the television households subscribe to cable, with another 38% subscribing to an alternative delivery system (Nielsen Media Research). The Idaho Falls-Pocatello DMA consists of 14 counties located in Eastern Idaho and Western Wyoming. Idaho Falls and Pocatello, 50 miles apart, are the two largest cities in the DMA. Bechtel, Inc., the contractor operating the Idaho National Engineering & Environmental Laboratory, is the largest employer in the region. Other major employers include Melaluca, Inc., JR Simplot Company, FMC Corp., Idaho State University and BYU-Idaho. According to the Bureau of Economic Analysis, 2002 per capita income for the Idaho Falls, Idaho Metropolitan Statistical Area was $24,837, which represented a 2.7% increase over 2001 per capita income.

Station Performance. KIDK broadcasts 14 hours per week of live local news programs. KIDK operates from its main studio in Idaho Falls. It also shares a site in Pocatello with the local ABC affiliate that is used for sales and joint news gathering in the Pocatello area. KIDK receives relevant news and information content from KBCI. In 2003, KIDK received “Best Local Newscast” honors from the Idaho State Broadcasters Association.

Television Broadcasting Industry

Commercial television broadcasting began in the United States on a regular basis in the 1940s. The FCC grants licenses to build and operate broadcast television stations, and currently, a limited number of channels are available for television broadcasting in any one geographic area. Television stations that broadcast over the VHF band generally have some competitive advantage over those that broadcast over the UHF band (channels above 13) because VHF channels usually have better signal coverage and operate at a lower transmission cost. However, the improvement of UHF transmitters and receivers, the complete elimination from the marketplace of VHF-only television receivers and the expansion of cable and satellite television systems have reduced the competitive advantage of stations broadcasting over the VHF band.

There are approximately 108 million U.S. television households, of which approximately 74 million are wired cable households and a total of approximately 92 million receive television via cable or an alternative delivery service (alternative delivery services includes program delivery via satellite, satellite master antenna systems or multipoint distribution systems). Overall household television viewing has risen to 55 1/2 hours per week. The average home receives 100 channels and views 15 channels for 10 or more continuous minutes per week (Nielsen Media Research).

Television stations primarily receive revenues from the sale of local, regional and national advertising and, to a much lesser extent, from network compensation, tower rental and commercial production activities. Broadcast television stations’ relatively high fixed costs of operation and heavy reliance on advertising revenues render the stations vulnerable to cyclical changes in the economy. The size of advertisers’ budgets, which are sensitive to broad economic trends, affects the broadcast industry in general and, specifically, the revenues of individual broadcast television stations. We are dependent on advertising revenue, which can be influenced by events such as declines in the national, regional, or local economies, employment levels, network ratings, consumer confidence and the success of national time sales representatives. Political and advocacy advertising can constitute, and in the past has constituted, a significant revenue source in some years, particularly national election years. The amount of such revenue in election years depends on many factors, such as whether Washington and Oregon are contested states in a presidential election.

Television Broadcasting Competition

Competition within the media/communications industry, including the markets in which our stations compete, is considerable. This competition takes place on several levels: competition for audience, competition for programming (including news), competition for advertisers and competition for local staff and management. Additional factors material to a television station’s competitive position include signal coverage and assigned frequency. The television broadcasting industry faces continuing technological change and innovation, the possible rise in popularity of competing entertainment and communications media, changing business practices such as television “duopolies” (owning and operating two stations in the same market), use of local marketing agreements (“LMAs”) and joint sales agreements (“JSAs”) and governmental restrictions or actions of federal regulatory bodies, including the FCC and the Federal Trade Commission. Any of these factors could materially harm the television broadcasting industry and our business in particular.

Audience. Stations compete for audience on the basis of program popularity, which has a direct effect on advertising rates. During periods of network programming, the stations are totally dependent on the performance of the network programs in attracting viewers. The competition between the networks is keen and the success of any network’s programming can vary significantly over time. During non-network time periods, each station competes on the basis of the performance of its local and syndicated programming using a combination of self-produced news, public affairs and other entertainment programming to attract viewers. The competition between stations in non-network time periods is intense, and here, too, success can vary over time.

Our television stations compete for television viewership share against local network-affiliated and independent stations, as well as against cable programming and alternate methods of television program distribution, such as direct broadcast satellite program services. These other transmission methods can increase competition for a station by bringing into its market distant broadcasting signals not otherwise available to the station’s audience, and also by serving as a distribution system for nonbroadcast programming originated on the cable system. To the extent cable operators and broadcasters increase the amount of local news programming, the heightened competition for local news audiences could have a material adverse effect on our advertising revenues.

Other sources of competition for our television stations include home entertainment systems (including video cassette recorder and playback systems, DVD players and television game devices), Internet websites, wireless cable and satellite master antenna television systems. Our stations also face competition from direct broadcast satellite services, which transmit programming directly to homes equipped with special receiving antennas or to cable television systems for transmission to their subscribers. We compete with these sources of competition on the basis of both product performance (quality, variety, information and entertainment value of content) and price (the cost to utilize these systems).

Programming. Competition for syndicated programming involves negotiating with national program distributors, or producers. Our stations compete against in-market broadcast stations for exclusive access to syndicated programming. Cable system operators generally do not compete with local stations for programming; however, various national cable networks acquire programs that might otherwise have been offered to local television stations.

Advertising. Advertising rates are based on the size of the market in which a station operates, a program’s popularity among the viewers an advertiser wishes to attract in that market, the number of advertisers competing for the available time, the demographic make-up of the market served by the station, the availability of alternative advertising media in the market area, the presence of aggressive and knowledgeable sales forces and the development of projects, features and programs that tie advertiser messages to programming. Our stations compete for advertising revenues with other television stations in their respective markets, as well as with other advertising media, such as newspapers, direct broadcast satellite services, radio, magazines, Internet websites, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable systems. Competition for advertising dollars in the television broadcasting industry occurs primarily within individual markets on the basis of the above factors as well as on the basis of advertising rates charged by competitors. Generally, a television broadcasting station in one market area does not compete with stations in other market areas. Our television stations are located in highly competitive markets.

Radio Markets and Stations

Seattle Radio

The following table sets forth certain information regarding our radio stations located in Seattle, Washington.

Market	Station	Dial Position	Power	National Market Rank (1)	Audience Listening		Format
					Rank in Market (2)	Station Share (2)
Seattle, WA				14
	KOMO AM	1000 kHz	50 kW		4	4.2%	News
	KVI AM	570 kHz	5 kW		6	4.1%	Talk
	KPLZ FM	101.5 MHz	100 kW		16	2.4%	Hot Adult Contemporary

(1)	National Market Rank for Seattle, WA is based on data published in BIA Financial Network Inc.’s Market Financial Report in June 2004. This market ranked by BIA Financial Network is comprised of the Seattle-Tacoma, WA region.

(2)	Rank and station information in the above chart refers to average quarter-hour share of listenership among total persons, age 12+, Monday through Sunday, 6 a.m. to midnight, and is subject to the qualifications listed in each report. Source: Seattle, Washington: Arbitron Radio Market Report four-book average—Winter 2003 through Fall 2003.

Our Seattle radio stations broadcast to a six-county metropolitan population of approximately 3,150,000 with news and entertainment formats. The 2003 radio revenue for the Seattle-Tacoma DMA was estimated to be $196 million, as reported by Miller Kaplan. KOMO AM, KVI AM and KPLZ FM have each been in operation since 1926, 1926 and 1959, respectively. Since November 2002, KOMO AM, which utilizes an all news format, has been the flagship station for Seattle Mariners baseball serving more than 40 network affiliate radio stations in six states. KVI AM is one of the market’s leading talk radio stations with a mix of local and national issue-oriented programming (Arbitron Co. four-book average-Winter-Fall 2003). KPLZ FM programs Adult Contemporary/Top 40 music with veteran morning personalities Kent Phillips and Alan Budwill. Fisher Radio Seattle stations have won several awards for news coverage from the RTNDA and the Associated Press.

Effective March 1, 2002, Fisher Broadcasting Seattle Radio LLC entered into a Joint Sales Agreement with classical music station 98.1, KING FM. Pursuant to the agreement, the licensee of the station, Classic Radio, Inc., retains all operating accountability, while we pay KING FM a flat fee, subject to annual adjustment, and a share of the net revenue generated by the sale of advertising time for the right to sell substantially all the commercial advertising on the station. This agreement runs through 2007 unless sooner terminated pursuant to its terms. KING FM is a commercial station licensed to Classic Radio, Inc.

Fisher Radio Regional Group

The following table sets forth general information for Fisher Radio Regional Group Inc.’s stations and the markets they serve.

					Audience Listening
Market	Station	Dial Position	Power		Rank in Market (1)	Station Share (1)	Format
Billings, MT
	KRKX	94.1 FM	100 kW		T6	6.0%	Classic Rock
	KRZN	96.3 FM	100 kW		3	8.9%	Active Rock
	KYYA	93.3 FM	100 kW		4	6.5%	Hot Adult Contemporary
	KBLG (2)	910 FM	1 kW	(2)	12	3.0%	News/Talk

				Audience Listening
Market	Station	Dial Position	Power	Rank in Market (1)	Station Share (1)	Format
Missoula, MT
	KZOQ	100.1 FM	13.5 kW	4	6.4%	Classic Rock
	KXDR	98.7 FM	100 kW	2	9.3%	Hot Adult Contemporary
	KGGL	93.3 FM	43 kW	6	5.8%	Country
	KYLT	1340 FM	1 kW	NR	NR	Oldies
	KGRZ	1450 FM	1 kW	10	2.1%	Sports/Talk
	KBQQ	106.7 FM	13.5 kW	1	11.6%	Oldies

Great Falls, MT
	KAAK	98.9 FM	100 kW	2	12.8%	Hot Adult Contemporary
	KINX	107.3 FM	100 kW	T5	6.4%	Active Rock
	KQDI (FM)	106.1 FM	100 kW	T8	5.3%	Classic Rock
	KXGF	1400 FM	1 kW	12	1.1%	Pop Standard
	KQDI (AM)	1450 FM	1 kW	T5	6.4%	News/Talk
	KIKF	104.9 FM	100 kW	10	4.3%	Country

Butte, MT
	KMBR	95.5 FM	50 kW	2	16.1%	Classic Rock
	KAAR	92.5 FM	4.5 kW	5	4.6%	Country
	KXTL	1370 FM	5 kW	6	1.6%	Oldies/Talk
Wenatchee, WA

	KYSN	97.7 FM	9.3 kW	4	10.3%	Country
	KWWW (3)	96.7 FM	0.4 kW	2	11.9%	Hot Adult Contemporary
	KZPH	106.7 FM	6 kW	5	6.6%	Classic Rock
	KAAP	99.5 FM	5.3 kW	7	4.6%	Soft Adult Contemporary
	KWWX	1340 FM	1 kW	9	1.8%	Spanish

(1)	Rank and station share information in the above chart refers to average quarter-hour share of listenership among total persons, age 12+, Monday through Sunday, 6 a.m. to midnight, and is subject to the qualifications listed in each report. Sources: (a) Billings, Montana: Arbitron Radio Market Report, Spring 2003 Billings Target Listener Trends; (b) Missoula, Montana: Eastlan Resources, Fall 2003 Missoula/Hamilton Rank Report; (c) Great Falls, Montana: Arbitron Radio Market Report, Spring 2003 Great Falls Target Listener Trends; (d) Butte, Montana: Arbitron Radio Market Report, 2004 Montana County Coverage Report, Silver Bow County; and (e) Wenatchee, Washington: Eastlan Resources Audience Measurement, Spring 2003 Wenatchee Market Report. “NR” refers to Not Rated. “T” refers to tie.

(2)	KBLG, Billings, operates with power of 1,000 watts during the day and 64 watts during the night.

(3)	KWWW serves the city of Wenatchee via a translator, owned by an outside party. The translator broadcasts at 103.9 on the FM dial, with a licensed output power of 10 watts.

We own and operate 19 stations in four Montana markets (Billings, Missoula, Great Falls and Butte), and five stations in the Wenatchee, Washington area.

Billings is the largest city in Montana, with a metropolitan population of approximately 100,000. It serves as a retail hub for portions of three states and home to a regional medical center and three colleges. Primary industries include agriculture and oil refining.

Missoula is the second largest city in Montana. The Missoula market area is comprised of two counties, with a combined population of approximately 130,000. One of those counties, Ravalli, was the state’s fastest growing during the 1990s. Missoula is home to the University of Montana, with approximately 12,000 students.

The region’s other primary industry is timber. Our six Missoula area stations include the three most-listened-to stations in the market (Eastlan Resources, Fall 2003, adults 25-54, Mon. – Sun., 6 a.m. to midnight, average quarter-hour listeners).

Great Falls is Montana’s third largest market, with a population of approximately 80,000. The largest single employer is Malmstrom Air Force Base. Agriculture is the other primary industry. Fisher operates six stations in Great Falls, including four FM stations and two AM stations.

Butte, Montana has a population of approximately 35,000. The city is home to one of the largest open-pit copper mines in the United States. Other large employers include ASiMI (a silicon manufacturer), a regional medical center and tourism. Butte is at the junction of the two Interstate highways that serve Montana, and is only about 150 miles from Yellowstone National Park. Fisher operates three of the five radio stations in Butte.

We operate five radio stations in an area including Wenatchee, Quincy and Moses Lake, Washington. These three cities in central Washington have a regional population of approximately 90,000. Agriculture is the primary industry, and Wenatchee is known as “the apple capital of America.” The region has no local television stations, so radio stations play an important role in the lives of these communities. Approximately one-quarter of the region’s population is Hispanic, and one of our stations is the heritage Spanish-language station.

Radio Broadcasting Industry

Commercial radio broadcasting began in the United States in the early 1920s. Only a limited number of frequencies are available for broadcasting in any one geographic area. The FCC grants the license to operate a radio station. Currently, two commercial radio broadcast bands provide free, over-the-air radio service, each of which employs different methods of delivering the radio signal to radio receivers. The AM band (amplitude modulation) consists of frequencies from 530 kHz to 1700 kHz. The FM (frequency modulation) band consists of frequencies from 88.1 MHz to 108 MHz.

Radio station revenues are generally affected by the same economic trends and factors as television station revenues, as described in the section entitled “—Television Broadcasting Industry” above.

Radio Broadcasting Competition

A small number of companies control a large number of radio stations within the United States. Some of these companies syndicate radio programs or own networks whose programming is aired by Fisher Broadcasting’s stations. Some of these companies also operate radio stations in markets in which Fisher Broadcasting operates, have greater overall financial resources available for their operations and may control large national networks of radio sales representatives.

Competition in the radio industry, including each of the markets in which Fisher Broadcasting’s radio stations compete, takes place on several levels: competition for audience, competition for advertisers, competition for programming and competition for staff and management. Additional significant factors affecting a radio station’s competitive position include assigned frequency and signal strength. The radio broadcasting industry is continually faced with technological change and innovation and the possible rise in popularity of competing entertainment and communications media, as well as governmental restrictions or actions of federal regulatory bodies, including the FCC and the Federal Trade Commission, any of which could have a material adverse effect on the broadcasting business.

The FCC has authorized Direct Audio Radio from Satellite (“DARS”) to broadcast over a separate frequency spectrum (the S-Band, between 2.31 and 2.36 GHz). Two companies, XM Satellite Radio, Inc. and Sirius Satellite Radio Inc., have commenced offering programming via S-Band satellite channels. Each company offers approximately 100 different programming channels on a monthly fee basis. Some of their program channels contain commercial announcements, but their systems do not presently have the capability of inserting local commercials. Radios capable of receiving these new digital signals are available as after-market equipment and in selected new vehicles. While DARS stations are not expected to compete for local advertising revenues, they will compete for listenership, and may dilute the overall radio audience. Recently, XM announced that they are providing traffic and weather reports into select local markets, including Seattle. On October 20, 2004, Major League Baseball announced an agreement with XM Satellite Radio to broadcast every Major League Baseball team nationwide beginning with the 2005 regular season. Though we retain broadcast rights under the Rights Agreement, we are not yet able to assess the impact of the announcement on our business. We expect that any such broadcast will take the form of a simultaneous retransmission of our feed and will be available to XM Satellite Radio subscribers nationwide. Such a rebroadcast could result in decreased listenership for our stations, the loss of regional sales growth opportunities and the loss of local advertisers that may not want their advertisements broadcast on a national scale.

Audience. Fisher Broadcasting’s radio stations compete for audience on the basis of programming popularity, which has a direct effect on advertising rates. As a program or station grows in audience, the station is capable of charging a higher rate for advertising. Formats, stations and music are often researched through large-scale perceptual studies, auditorium-style music tests and weekly call-outs. All are designed to evaluate the distinctions and unique tastes of formats and listeners. New formats and audience niches have created targeted advertising vehicles and programming that are focused to appeal to a narrow segment of the population. Tactical and strategic plans are utilized to attract larger audiences through marketing campaigns and promotions. Marketing campaigns using television, Internet, transit, outdoor, telemarketing or direct mail advertising are designed to improve a station’s cumulative audience (total number of people listening) while promotional tactics such as cash giveaways, trips and prizes are utilized by stations to extend the time spent listening, both of which work in correlation to establish a station’s share of audience. In the effort to increase audience, the format of a station may be changed. Format changes can result in increased costs and create disruptions that can harm the performance of the station. We have experienced this effect.

The proliferation of radio stations and other companies streaming their programming over the Internet has created additional competition for local radio stations. These Internet channels provide further choice for listeners, in addition to the existing over-the-air radio stations and the DARS stations. The number of entities streaming audio abated somewhat during 2001, as some traditional broadcasters and Internet broadcasters temporarily curtailed their streaming, due to uncertainty relating to music royalties. According to a July 2003 survey by the Arbitron Company and Edison Media Research, 45% of the U.S. population age 12 and over who have access to the Internet have either watched or listened to streaming media. In June 2002, the Librarian of Congress issued a decision setting the rates for the compulsory copyright license which covers the performance rights in the sound recordings used in Internet streaming audio transmissions by radio stations and other music providers. The rates adopted in June covered the sound recordings used in the period from October 1998 through December 31, 2002. The affected parties have reached a negotiated settlement of the rates for the use of sound recordings on the Internet for the period from January 1, 2003 through December 31, 2004; that settlement awaits approval by the Copyright Office. We cannot predict what effect the rates will have on streaming audio as a competitor to over-the-air radio.

Advertising. Advertising rates are based on the number and mix of media outlets, the audience size of the market in which a radio station operates, the total number of listeners the station attracts in a particular demographic group that an advertiser may be targeting, the number of advertisers competing for available time, the demographic make-up of the market served by the station, the availability of alternative advertising media in the market area, the presence of aggressive and knowledgeable sales forces and the development of projects, features and programs that tie advertisers’ messages to programming. Our radio stations compete for revenue primarily with other radio stations and, to a lesser degree, with other advertising media such as television, cable, newspapers, yellow page directories, direct mail, Internet and outdoor and transit advertising. Competition for advertising dollars in the radio broadcasting industry occurs primarily within the individual markets on the basis of the above factors, as well as on the basis of advertising rates charged by competitors. Generally, a radio station in one market area does not compete with stations in other market areas.

Federal Regulation

The ownership, operation and sale of broadcast stations are subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended (the “Communications Act”). FCC rules cover allotment of TV channels to particular communities, approval of station operating parameters, issuance, renewal, revocation or modification of licenses, changes in the ownership or control of licensees, regulation of equipment, and the ownership, operation, and employment practices of stations. The FCC has the power to impose penalties, including fines or license revocations, for violations of its rules.

Programming and Operation. The Communications Act requires broadcasters to serve the “public interest.” Stations must periodically document their presentation of programming responsive to local community problems, needs and interests. Complaints concerning programming may be considered by the FCC at any time. Stations also must follow various laws and rules that regulate, among other things, political advertising, sponsorship identification, the advertisement of contests and lotteries, the quantity of educational and informational programming directed to children, the amount of content of commercials in and adjacent to children’s programming, the advertising of cigarettes or smokeless tobacco, obscene and indecent broadcasts and technical operations.

New Licenses. TV and FM channels are allotted to particular communities. The FCC may change such allotments from time to time. The FCC periodically accepts applications for authority to construct new TV and FM stations on unused allotted channels. New AM stations are approved based upon a sophisticated engineering showing demonstrating compliance with the complex technical rules designed to limit interference with existing stations. Auctions are held by the FCC if more than one party files an application for the same unused FM or TV allotment and for any new AM facility. A petition to deny a winning application must be resolved through FCC consideration of the applicant’s qualifications and the application’s compliance with FCC rules.

Assignments and Transfers. Assignment of a license or transfer of control of a broadcast licensee requires prior FCC consent. An application seeking such consent must be filed with the FCC. Public notice of such filings is provided, and interested parties may petition to deny such applications. The FCC considers the qualifications of the purchaser, the compliance of the transaction with rules, and other factors in order to determine whether the public interest would be served by such change in ownership. An evidentiary hearing may be conducted if there are unresolved substantial and material questions of fact.

License Renewal. Broadcast licenses initially are issued for a period specified in the license. Broadcast licenses are normally renewed for an eight-year term (subject to short-term renewals in certain circumstances). Licensees seeking renewal must file an application containing certain required information. During the consideration of that application, interested parties may petition to deny the renewal application. The FCC will grant the renewal application and dismiss any petitions to deny if it determines that the licensee meets statutory renewal standards based on a review of the preceding license term. Competing applications for the frequency licensed to the renewal applicant may not be filed unless and until the FCC has determined that the incumbent is not qualified to hold the license.

Failure to observe FCC rules and policies, including, but not limited to, those discussed in this prospectus, can result in the imposition of various sanctions, including monetary forfeitures, the grant of short-term (i.e., less than the full eight years) license renewals or, for particularly egregious violations, the denial of a license renewal application or revocation of a license.

While the vast majority of such licenses are renewed by the FCC, there can be no assurance that our licenses will be renewed at their expiration dates, or, if renewed, that the renewal terms will be for eight years.

The expiration dates for the licenses of our television stations are as follows:

Station	Market Area	Expiration Date
KOMO	Seattle-Tacoma, WA	February 1, 2007
KATU	Portland, OR	February 1, 2007
KVAL	Eugene, OR	February 1, 2007
KCBY	Eugene, OR	February 1, 2007
KPIC	Roseburg, OR	February 1, 2007
KIMA	Yakima, WA	February 1, 2007
KEPR	Pasco/Richland/Kennewick, WA	February 1, 2007
KLEW	Lewiston, ID	October 1, 2006
KBCI	Boise, ID	October 1, 2006
KIDK	Idaho Falls-Pocatello, ID	October 1, 2006

The license terms of our radio stations in Washington expire February 1, 2006. The license terms for all of our Montana radio stations expire on April 1, 2005. The non-renewal or revocation of one or more of our FCC licenses could harm our television or radio broadcasting operations.

Ownership Restrictions. Complex FCC regulations limit the “attributable interests” that may be held by a single party. In general, officers, directors, general partners and parties with the power to vote or control the vote of 5% or more of the outstanding voting power of a licensee are considered to hold an “attributable interest” in that entity, although certain passive investors must have a 20% or greater voting interest to be considered to have an “attributable interest.” Also, any party that holds a financial interest (whether equity or debt) in excess of 33% of a licensee’s total capital is “attributable” if such party is either a significant program supplier to the licensee or has another media interest in the same market. In addition, a licensee that provides more than 15% of the programming of another station in the local market is considered to have an attributable interest in that station.

National Television Ownership Limits

FCC rules prohibit a single entity from holding an attributable interest in TV stations that have an aggregate national audience reach exceeding 39% of television households (the “National Television Ownership Limits”). The FCC counts the television households in each Nielsen DMA in which a party has an attributable interest in a television station as a percentage of the total television households in the DMAs. Only 50% of the television households in a DMA are counted toward the 39% national restriction if the owned station is a UHF station.

Local Television Ownership Limits

Detailed FCC rules regulate the extent to which a party may have an attributable interest in more than one full-power TV station in the same area (the “Local Television Ownership Limits”). Common ownership of multiple TV stations is permitted where the stations are in different Nielsen DMAs, and common ownership of two TV stations in the same DMA is permitted where there is no Grade B contour overlap among the stations, where a specified number of separately-owned full-power TV stations will remain after the combination is created, or where certain waiver criteria are met. A party may have attributable interests in both TV and radio stations in the same local market. The specific number of such stations is governed by FCC rules, depending primarily on the number of independent media voices in the market.

Local Radio Ownership Limits

Similarly, FCC rules regulate the extent to which a party may have an attributable interest in more than one radio station in the same market, as defined by Arbritron, or, in the case of communities outside all rated markets, certain overlapping signal contours (the “Local Radio Ownership Limits”). Depending on the size of market, a single entity may have an attributable interest in from two to eight commercial radio stations.

Cross-Ownership Restrictions

FCC rules also regulate the number of TV and radio stations in which a party may have an attributable interest in a single market (the “Television-Radio Cross-Ownership Rule”). Depending on the number of independent competitive media outlets in the market, a single entity may own attributable interests from as few as one TV and one radio station in the market to as many as two TV and six radio stations (or one TV and seven radio stations).

The currently effective FCC’s rules effectively prohibit a radio or television broadcast station to be licensed to an entity that, directly or indirectly, owns, operates or controls a daily English-language newspaper that is published in a community within certain defined signal strength contours of the broadcast station (the “Broadcast-Newspaper Cross-Ownership Rule”). FCC rules limit the ability of an entity to own an attributable interest in broadcast and daily English-language newspapers in the same market.

If an attributable stockholder of our company has or acquires an attributable interest in other television or radio stations, or in daily newspapers or cable systems, depending on the size and location of such stations, newspapers or cable systems, or if a proposed acquisition by us would cause a violation of the FCC’s multiple ownership rules or cross-ownership restrictions, we may be unable to obtain from the FCC one or more authorizations needed to conduct our business and may be unable to obtain FCC consents for certain future acquisitions.

Local Marketing Agreements. A number of television and radio stations have entered into local marketing agreements, or LMAs. Such agreements typically permit a third party to provide the programming and sell the advertising time during a substantial portion of the broadcast day of a station, subject to the requirement that the station’s programming content and operations remain at all times under the independent control of the station licensee. At present, FCC rules permit LMAs, but the licensee of a broadcast station brokering more than 15% of the time on another station in the same market is generally considered to have an attributable interest in the brokered station. Television LMAs entered into prior to November 5, 1996, have been grandfathered, conditioned on the FCC’s 2004 biennial review. During this initial grandfathering period and during the pendency of the 2004 review, these LMAs may continue in full force and effect, and may also be transferred and renewed by the parties, though the renewing parties and/or transferees take the LMAs subject to a status review of the LMA as part of the 2004 biennial review. At that time, the FCC will reevaluate these grandfathered television LMAs, on a case-by-case basis. The FCC’s rules also prohibit radio stations from simulcasting more than 25% of their programming on a commonly owned station or through a time brokerage or LMA arrangement where the stations are in the same service (AM-AM or FM-FM) and serve substantially the same area.

Joint Sales Agreements. Some television and radio stations have entered into cooperative arrangements commonly known as joint sales agreements, or JSAs. Typically these involve the assignment, for a fee, of the right to sell substantially all the commercial advertising on a station. The typical JSA is distinct from an LMA in that a JSA (unlike an LMA) normally does not involve programming. Currently, television stations for which a licensee sells time under a JSA are not deemed by the FCC to be attributable interests of that licensee. New radio JSAs are treated as giving the sales agent an attributable interest in the station subject to the arrangement; pre-existing JSAs are currently subject to a one year transition before becoming attributable.

Biennial Regulatory Reviews. The FCC concluded its Biennial Regulatory Review of Broadcast Ownership Rules in June, 2003, by adoption of a decision which modified a number of its media ownership limits. Those rules set forth a new radio market definition, based upon geographic areas, rather than contour overlaps. That decision significantly modified the multiple ownership rules related to television. It modified the National Television Ownership Limits to permit an entity to have a 45% national aggregate audience reach. The new rules modified the Local Television Ownership Rules to permit a single party to have an attributable interest in up to three television stations in certain very large DMAs; and reduced the number of separately-owned full-power TV stations that must exist in a DMA to justify a party holding an attributable interest in two TV stations in the same DMA. The FCC also eased the Television-Radio Cross-Ownership Rules relating to the ownership of interests in both radio and TV stations in the same market, and modified the Broadcast-Newspaper Cross-Ownership Rules to permit common ownership of television stations and newspapers in many markets. The FCC decision adopted rules relating to radio JSAs under which stations for which a licensee sells time would be deemed to be attributable interests of that licensee, and the FCC has undertaken a proceeding examining whether to establish a similar standard for television JSAs. Legislation adopted in January 2004, lowered the National Television Ownership Limits to a 39% national aggregate audience reach. In June 2004, the U.S. Court of Appeals issued a decision upholding portions of the FCC decision, but concluding that the decision failed adequately to support numerous aspects of those rules, including the specific numeric ownership limits adopted by the FCC. The court remanded the matter to the FCC for revision or further justification of the rules, retained jurisdiction over the matter, and maintained its existing stay of the effectiveness of those rules. It subsequently allowed those portions of the new rules relating to radio ownership to go into effect. Barring a successful appeal to the U.S. Supreme Court, the FCC will review the matter and issue a revised order, which will then be subject to further review on appeal. We cannot predict whether, how or when the new rules will be modified, ultimately implemented as modified or repealed in their entirety.

Omnibus Appropriations Act. In January 2004, the Fiscal Year 2004 Omnibus Appropriations Act became effective. That law overrides the existing FCC rules and the FCC’s June 2003 decision to modify the National Television Ownership Limits by creating a statutory 39% cap on the national aggregate audience reach by any television licensee.

Alien Ownership. The Communications Act generally prohibits foreign parties from having a 20% or greater interest in a licensee entity, or more than a 25% interest in the parent entity of a licensee. We believe that, as presently organized, we comply with the FCC’s foreign ownership restrictions.

Network Affiliate Issues. FCC rules affect the network-affiliate relationship. Among other things, these rules require network affiliation agreements to (i) prohibit networks from requiring affiliates to clear time previously scheduled for other use, (ii) permit an affiliate to preempt network programs it believes are unsuitable for its audience, or (iii) permit affiliates to substitute programs believed to be of greater local or national importance programming for network programming. An FCC proceeding to review certain of these rules remains outstanding.

Other Matters. The FCC has numerous other regulations and policies that affect its licensees, including rules requiring close-captioning to assist television viewing by the physically handicapped, and equal employment opportunities (“EEO”) rules requiring broadcast licensees to provide equal opportunity in employment to all qualified job applicants and prohibiting discrimination against any person by broadcast stations based on race, color, religion, national origin or gender. The EEO rules also require each station to (i) widely disseminate information concerning its full-time job vacancies, with limited exceptions, (ii) provide notice of each full-time job vacancy to certain recruitment organizations and (iii) periodically complete a certain number of recruitment initiatives. Licensees are also required to collect, submit to the FCC and/or maintain for public inspection extensive documentation regarding a number of aspects of its station operations, including its EEO performance. Other FCC rules prohibit the broadcast of indecent or profane material from 6 a.m. through 10 p.m., and the willful or repeated violation of these rules could result in substantial fines, renewal of a station license for less than the normal term, loss of a station’s license to operate, or even criminal penalties.

Cable and satellite carriage of broadcast television signals is also affected by FCC rules. An election is made by TV stations every third year specifying, on a system-by-system basis, whether cable systems “must-carry” their signal on a specific channel, subject to certain limitations set forth in the rules, or whether the system must contract for “retransmission consent” in order to carry their signal. Under the Satellite Home Improvement Act, satellite carriers are permitted to retransmit a local television station’s signal into its local market with the consent of the local television station. If a satellite carrier elects to carry one local station in a market, the satellite carrier must carry the signals of all local television stations that also request carriage.

Proposed Legislation and Regulation. Congress and the FCC may in the future adopt new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation and ownership of our broadcast properties. Such matters include, for example, equal employment opportunities regulations, spectrum use fees, political advertising rates, standardized and enhanced public interest disclosure requirements and potential restrictions on the advertising of certain products. Other matters that could affect our broadcast properties include assignment by the FCC of channels for additional broadcast stations or wireless cable systems, as well as technological innovations and developments generally affecting competition in the mass communications industry.

Digital/High Definition Television

The Digital Television, or DTV standard, developed after years of research, and approved by the FCC in December 1996, was the breakthrough that made possible the transmission of vast amounts of information in the same size channel (6 MHz) as the current analog standard television system.

DTV brings with it four major changes to the way viewers experience television. First, DTV sets display pictures using a rectangular, wide-screen format, as opposed to the nearly square screens used by current analog TV sets. Because of this screen shape, watching programs on digital TV sets can be similar to watching a movie at the theater, giving more lifelike images and allowing the viewer to feel more involved in the action on screen. Second, DTV can deliver six channels of CD-quality, digital surround sound using the same Dolby Digital technology heard in many movie theaters. Third, DTV can deliver high definition pictures with crisp, photographic quality, and greatly enhanced detail. Fourth, DTV can provide multiple channels that can transmit data and/or “standard definition” pictures equivalent or better than the quality delivered by existing analog transmissions.

The FCC required all commercial television broadcasters to begin transmitting in DTV format by May 1, 2002. The following table sets forth the DTV capabilities for each of our television stations:

Station	Market Area	Digital Channel Allocation	Currently Broadcasting in Digital Format (1)
KOMO	Seattle-Tacoma, WA	38	Yes (HDTV)
KATU	Portland, OR	43	Yes (HDTV)
KVAL	Eugene, OR	25	Yes (HDTV)
KCBY	Coos Bay, OR	21	Yes
KPIC	Roseburg, OR	19	Yes
KBCI	Boise, ID	28	Yes (HDTV)
KIMA	Yakima, WA	33	Yes
KEPR	Pasco/Richland/Kennewick, WA	18	Yes
KLEW	Lewiston, ID	32	Yes
KIDK	Idaho Falls-Pocatello, ID	36	Yes

(1)	The FCC set May 1, 2002 as the deadline for initial DTV operations by all commercial TV stations. We met that date with respect to each of our stations. We have constructed and commenced DTV operation of stations KOMO-DT, Seattle, KATU-DT, Portland, KVAL-DT and KBCI-DT, Boise with full power facilities pursuant to authorizations issued by the FCC. Each of the remaining stations operated by us has commenced DTV operations with reduced facilities pursuant to special temporary authority (“STA”) granted by the FCC. These STAs are subject to renewal each six months; there is no assurance that the FCC will continue to grant such STAs permission to operate with reduced facilities in the future. The FCC presently plans for the DTV transition period to end by 2006. Congress, however, has required the FCC to grant an extension of that deadline under specific circumstances. Questions regarding cable carriage of DTV signals are still largely unresolved. In August 2004, the FCC adopted a Report and Order establishing firm deadlines for digital stations to maximize power. Generally, stations affiliated with top-four networks in the top 100 markets must construct full power facilities by July 1, 2005, and all others by July 1, 2006, or they will lose interference protection on their digital channel.

The FCC has acknowledged that DTV channel allotment may involve displacement of existing low-power TV stations and translators, particularly in major television markets. Accordingly, translators that rebroadcast our television station signals may be materially adversely affected.

In addition, it is not yet clear when and to what extent DTV will become available through the various media, whether and how TV broadcast stations will be able to avail themselves of or profit by the transition to DTV, the extent of any potential interference, whether viewing audiences will make choices among services upon the basis of such differences, whether and how quickly the viewing public will embrace the new digital TV sets, to what extent the DTV standard will be compatible with the digital standards adopted by cable and other multi-channel video programming services, and to what extent cable television systems will be required to carry the digital transmissions of a broadcast television station.

The foregoing does not purport to be a complete summary of all of the provisions of the Communications Act, or of the regulations and policies of the FCC thereunder. Proposals for additional or revised regulations and requirements are pending before, and are considered by, Congress and federal regulatory agencies from time to time. We are unable at this time to predict the outcome of any of the pending FCC rulemaking proceedings, the outcome of any reconsideration or appellate proceedings concerning any changes in FCC rules or policies, the possible outcome of any proposed or pending Congressional legislation, or the impact of any of those changes on our broadcast operations.

Media Services

Through Fisher Media Services Company, we own and manage Fisher Plaza, a facility located near downtown Seattle that serves as the home of our corporate offices, including our Seattle television and radio stations, and also houses a variety of companies, including communications and media companies. Fisher Plaza is designed to enable companies to distribute analog and digital media content through numerous channels, including broadcast, satellite, cable, Internet and broadband, as well as wired and wireless communication systems. Fisher Plaza also houses other companies with complementary needs for the mission critical infrastructure provided at the facility. Some of our major occupants include Verizon Communications, AT&T and Qwest Communications. Fisher Plaza was completed in the summer of 2003 and had a net book value of $119.4 million at September 30, 2004. We seek to produce a return on our total investment in Fisher Plaza by offering and leasing office and technology space to companies with technology requirements similar to ours.

Investment in Safeco Corporation

We also own approximately 3.0 million shares of the common stock of Safeco Corporation, an insurance and financial services corporation. We have been a stockholder of Safeco Corporation since 1923. The market value of our investment in Safeco Corporation common stock as of September 30, 2004 was approximately $137.1 million.

Legal Proceedings

We are parties to various claims, legal actions and complaints in the ordinary course of our business. In our opinion, all such matters are adequately covered by insurance, are without merit or are of such kind, or involve such amounts, that unfavorable disposition would not have a material adverse effect on our consolidated financial position or results of operations.

Employees

We employed 901 full-time employees as of September 30, 2004. Approximately 13% of our workforce, located primarily at our KOMO TV and KATU TV operations, is subject to collective bargaining agreements. We believe we have good working relations with our employees.

Properties

Television stations, other than KOMO TV, operate from offices and studios owned by Fisher Broadcasting Company. Television transmitting facilities and towers are also generally owned by Fisher Broadcasting, although some towers are sited on leased land. KATU Television in Portland, Oregon is a participant with three other broadcast companies in the Sylvan Tower Co. LLC formed to construct and operate a joint use tower and transmitting site for the broadcast of radio and digital television signals. The land on which this facility is sited is leased by Sylvan Tower Co. LLC from one of the participants under the terms of a 30-year lease with two options to extend the term for an additional five years. Radio studios, except for the Seattle stations, are generally located in leased space. Our corporate offices and the offices and studios of KOMO TV and the Seattle radio stations are located in Fisher Plaza, which is owned by Fisher Media Services Company. Radio transmitting facilities and towers are owned by Fisher Broadcasting, except for KPLZ FM and some of the stations operated by Fisher Radio Regional Group, where such facilities are situated on leased land.

Fisher Media Services Company owns and manages Fisher Plaza, a facility located near downtown Seattle that serves as the home of our corporate offices, including our Seattle television and radio stations, and also houses a variety of companies, including communications and media companies. See the section entitled “—Media Services” for a description of Fisher Plaza.

We believe that the properties owned or leased by our operating subsidiaries are generally in good condition and well maintained and are adequate for present operations.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the sale of the original notes, we entered into a registration rights agreement with the initial purchaser of the original notes. In that agreement, we agreed to file a registration statement relating to an offer to exchange the original notes for the exchange notes. We also agreed to use our best efforts to have the SEC declare that registration statement effective by March 19, 2005 and to consummate the exchange offer by April 18, 2005. We are offering the exchange notes under this prospectus in an exchange offer for the original notes to satisfy our obligations under the registration rights agreement. We refer to our offer to exchange the exchange notes for the original notes as the “exchange offer.”

Resale of Exchange Notes

Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that each exchange note issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act if:

•	you are not our affiliate within the meaning of Rule 405 under the Securities Act;

•	you acquire such exchange notes in the ordinary course of your business;

•	you do not intend to participate in the distribution of exchange notes; and

•	you are not a broker-dealer that will receive exchange notes for your own account in exchange for original notes that you acquired as a result of market-making activities or other trading activities.

If you tender your original notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes, you:

•	cannot rely on such interpretations of the SEC staff; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes.

Unless an exemption from registration is otherwise available, the resale by any security holder intending to distribute exchange notes should be covered by an effective registration statement under the Securities Act containing the selling security holder’s information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, a resale or other retransfer of exchange notes only as specifically described in this prospectus. Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where that broker-dealer acquired such original notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any original notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes surrendered under the exchange offer and accepted by us. Original notes may be tendered only in integral multiples of $1,000.

The terms of the exchange notes are identical in all material respects to those of the original notes, except the exchange notes will not be subject to transfer restrictions and holders of the exchange notes and with limited exceptions, will have no registration rights. Also, the exchange notes will not include provisions contained in the original notes that required payment of liquidated damages in the event we failed to satisfy our registration obligations with respect to the original notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes.

The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered for exchange.

As of the date of this prospectus, $150 million principal amount of original notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of the original notes. There will be no fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the SEC rules and regulations. Original notes that are not tendered for exchange in the exchange offer:

•	will remain outstanding,

•	will continue to accrue interest, and

•	will be entitled to the rights and benefits that holders have under the indenture relating to the notes and, under limited circumstances, the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered original notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us. We will issue the exchange notes promptly after the expiration of the exchange offer.

If you tender original notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read “The Exchange Offer—Fees and Expenses” for more details about fees and expenses incurred in the exchange offer.

We will return any original notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2005, unless at our sole discretion we extend the offer.

Extensions, Delay in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. We may delay acceptance for exchange of any original notes by giving oral or written notice of the extension to their holders. During any such extensions, all original notes you have previously tendered will remain subject to the exchange offer for that series, and we may accept them for exchange.

To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

If any of the conditions described below under “The Exchange Offer—Conditions to the Exchange Offer” have not been satisfied with respect to the exchange offer, we reserve the right, at our sole discretion:

•	to extend the exchange offer,

•	to delay accepting for exchange any original notes, or

•	to terminate the exchange offer.

We will give oral or written notice of such extension, delay or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such extension, delay in acceptance, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of the original notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the original notes. Depending on the significance of the amendment and the manner of disclosure to the registered holders, we may extend, pursuant to the terms of the registration rights agreement and the requirements of federal securities law, the exchange offer if the exchange offer would otherwise expire during such period.

Without limiting the manner in which we may choose to make public announcements of any extension, delay in acceptance, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer and subject to the terms of the registration rights agreement, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate or amend the exchange offer, if at any time before the expiration date of the exchange offer any of the following events occur:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.

In addition, we will not be obligated to accept for exchange the original notes of any holder that has not made to us:

•	the representations described under “The Exchange Offer—Your Representations to Us” and “Plan of Distribution,” and

•	such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the exchange notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any original notes not previously accepted for exchange in the exchange offer, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, non-acceptance, termination or amendment to the holders of the original notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times at our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times. If we waive a condition, we may be required in order to comply with applicable securities laws, to extend the expiration date of the exchange offer.

In addition, we will not accept for exchange any original notes tendered, and will not issue exchange notes in exchange for any such original notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

How to Tender Generally

Only a holder of the original notes may tender original notes in the exchange offer. To tender in the exchange offer, a holder must either (1) comply with the procedures for physical tender or (2) comply with the automated tender offer program procedures of DTC, described below.

To complete a physical tender, a holder must:

•	complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal,

•	have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires,

•	mail or deliver the letter of transmittal or facsimile to the exchange agent prior to 5:00 p.m. New York City time on the expiration date, and

•	deliver the original notes to the exchange agent prior to 5:00 p.m. New York City time on the expiration date or comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under “The Exchange Agent” prior to 5:00 p.m. New York City time on the expiration date.

To complete a tender through DTC’s automated tender offer program, the exchange agent must receive, prior to 5:00 p.m. New York City time on the expiration date, a timely confirmation of book-entry transfer of such original notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message.

The tender by a holder that is not withdrawn prior to 5:00 p.m. New York City time on the expiration date and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

THE METHOD OF DELIVERY OF ORIGINAL NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR ORIGINAL NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

How to Tender if You Are a Beneficial Owner

If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either:

•	make appropriate arrangements to register ownership of the original notes in your name, or

•	obtain a properly completed bond power from the registered holder of your original notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures and Signature Guarantees

You must have signatures on a letter of transmittal or a notice of withdrawal described below under “The Exchange Offer—Withdrawal of Tenders” guaranteed by an eligible institution unless the original notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible institution.

An “eligible institution” is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

When Endorsements or Bond Powers Are Needed

If a person other than the registered holder of any original notes signs the letter of transmittal, the original notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder’s name appears on the original notes. An eligible institution must guarantee that signature.

If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC’s Automated Tender Offer Program

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s automated tender offer program to tender. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the original notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent.

An agent’s message is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

•	DTC has received an express acknowledgment from a participant in DTC’s automated tender offer program that is tendering original notes that are the subject of such book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or, in the case of an agent’s message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	we may enforce the agreement against such participant.

Determinations Under the Exchange Offer

We will determine at our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered original notes and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, might be unlawful. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of original notes will not be deemed made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

When We Will Issue Exchange Notes

In all cases, we will issue exchange notes for original notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

•	original notes or a timely book-entry confirmation of transfer of such original notes into the exchange agent’s account at DTC, and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Return of Original Notes Not Accepted or Exchanged

If we do not accept any tendered original notes for exchange for any reason described in the terms and conditions of the exchange offer or if original notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged original notes without expense to their tendering holder. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described below, such non-exchanged original notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the original notes or the exchange notes within the meaning of the Securities Act;

•	you are not our affiliate, as defined in Rule 405 under the Securities Act;

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

•	if you are a broker-dealer that holds original notes for its own account and that will receive exchange notes for your own account in exchange for original notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your original notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to 5:00 p.m. New York City time on the expiration date, you must tender your original notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your original notes but they are not immediately available or if you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent, or comply with the applicable procedures under DTC’s automated tender offer program prior to 5:00 p.m. New York City time on the expiration date, you may tender if:

•	the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution;

•	prior to 5:00 p.m. New York City time on the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	stating your name and address, the registered number(s) of your original notes and the principal amount of original notes tendered,

•	stating that the tender is being made thereby, and

•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof or agent’s message in lieu thereof, together with the original notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent’s message, as well as all tendered original notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your original notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under “The Exchange Agent,” or

•	the withdrawing holder must comply with the appropriate procedures of DTC’s automated tender offer program.

Any notice of withdrawal must:

•	specify the name of the person who tendered the original notes to be withdrawn,

•	identify the original notes to be withdrawn, including the registration number or numbers and the principal amount of such original notes,

•	be signed by the person who tendered the original notes in the same manner as the original signature on the letter of transmittal used to deposit those original notes or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer in the name of the person withdrawing the tender, and

•	specify the name in which such original notes are to be registered, if different from that of the person who tendered the original notes.

If original notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any original notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any original notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such original notes will be credited to an account maintained with DTC for the original notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn original notes by following one of the procedures described under “The Exchange Offer—Procedures for Tendering” at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Fees And Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the original notes and in handling or forwarding tenders for exchange.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	SEC registration fees for the exchange notes,

•	fees and expenses of the exchange agent and the trustee,

•	accounting and legal fees of the Company,

•	printing costs, and

•	related fees and expenses of the Company.

Transfer Taxes

If you tender your original notes for exchange, you will not be required to pay any transfer taxes. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing exchange notes or original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered,

•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or

•	a transfer tax is imposed for any reason other than the exchange of original notes for exchange notes in the exchange offer.

If satisfactory evidence of payment of any transfer taxes payable by a tendering holder is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to that tendering holder. The exchange agent will retain possession of exchange notes with a face amount equal to the amount of the transfer taxes due until it receives payment of the taxes.

Consequences of Failure to Exchange

If you do not exchange your original notes for exchange notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the original notes. In general, you may not offer or sell the original notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act. We have no obligation to re-offer to exchange the exchange notes for original notes following the expiration of the exchange offer.

The tender of original notes in the exchange offer will reduce the outstanding principal amount of the original notes. Due to the corresponding reduction in liquidity, this may have an adverse effect on, and increase the volatility of, the market price of any original notes that you continue to hold.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will record the cost associated with the exchange offer as debt issuance cost to be amortized over the term of the exchange notes.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take. In the future, we may at our discretion seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered original notes, except as required by the registration rights agreement.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Credit Facility

At the closing of this offering of the original notes, we entered into a new six-year senior credit facility with Wachovia Bank, National Association for borrowings up to $20 million. The senior credit facility is secured by substantially all of our assets (excluding real property and our shares of Safeco Corporation common stock) and by all of the voting common stock of our direct and indirect subsidiaries. Such subsidiaries also guarantee the senior credit facility.

Interest on the senior credit facility is payable at rates per annum equal to, at our option: (1) a base rate (the “Base Rate”) equal to the higher of (a) the prime rate or (b) 0.50% plus the overnight federal funds rate, plus 1.75% or (2) the London Interbank Offered Rate (“LIBOR”) plus 3.00%. We may also access our senior credit facility through letters of credit. We pay certain customary fees in connection with maintenance of the senior credit facility.

Base Rate loans under the senior credit facility may be prepaid at any time without a premium or penalty. LIBOR loans may be prepaid prior to the end of the applicable interest period upon our reimbursement of breakage costs.

Our senior credit facility restricts our ability to:

•	incur additional indebtedness;

•	make investments including acquisitions;

•	incur liens;

•	amend or modify organizational or equity documents or amend, modify or terminate material contracts;

•	make payments to stockholders in the form of dividends, loans, advances or redemptions of stock;

•	make prepayments on the notes and make certain modifications to the terms of the other indebtedness;

•	consolidate, merge or sell all or any substantial part of our assets;

•	change our business;

•	enter into sale leaseback transactions; and

•	enter into transactions with affiliates.

We are also required to maintain a Senior Secured Debt to Operating Cash Flow Ratio of less than or equal to 1.75 to 1.0.

As of the date of this prospectus, we are in compliance with the covenants of our senior credit facility.

We are required to make prepayments under our senior credit facility in certain circumstances, including:

•	if the aggregate principal amount outstanding plus our letter of credit obligations under our senior credit facility exceed $20.0 million;

•	if we make any asset disposition and our debt to operating cash flow ratio is more than 7.0 to 1.0;

•	if we issue debt or equity; or

•	if we recover any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event.

Our senior credit facility includes events of default caused by (1) a default in any payment of principal of or interest on, or the observance or performance of any agreement or condition relating to, any indebtedness in a principal amount outstanding of at least $2.0 million; (2) a default in the observance or performance of any secured hedging agreement or (3) a default in the payment when due, or in the performance or observance, of any obligation of a Material Contract (as defined in the senior credit facility) and the continuation of such default for 30 days, unless such default is being contested in good faith by us and adequate reserves in respect thereof have been established.

Events of default under our senior credit facility also include:

•	certain violations by us under the Employee Retirement Income Security Act of 1974, as amended;

•	a change of control of Fisher Communications, Inc.;

•	the loss of a material FCC license;

•	the interruption of network programs or broadcasting for a specified period of time; and

•	other customary events of default.

An event of default under the senior credit facility permits the lenders to accelerate (or, in certain events, triggers an automatic acceleration of) the maturity of the indebtedness under the senior credit facility, may result in cross defaults under our other debt, including the notes, and may restrict our ability to meet our obligations under the notes. A default on the notes constitutes an event of default under the senior credit facility.

DESCRIPTION OF NOTES

The exchange notes will be issued under the indenture dated September 20, 2004 among Fisher Communications, Inc., as issuer, the subsidiary guarantors and U.S. Bank National Association, as the Trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

You can find definitions of some of the terms as used for purposes in this description under the subheading “Certain Definitions.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture. In this “Description of Notes,” the word “Fisher Communications” refers only to Fisher Communications, Inc. and not to any of its subsidiaries and the term “Notes” refers to both the original notes and the exchange notes.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, define your rights as holders of the exchange notes. We have previously filed a copy of the indenture as an exhibit to a filing with the SEC and the indenture is incorporated by reference into this prospectus. A copy of the indenture is available upon request from Fisher Communications as described on the inside cover page.

Overview of the Notes

The Notes:

•	are general unsecured obligations of the Company;

•	are effectively subordinated to any secured Indebtedness of the Company, including the Indebtedness of the Company under the Credit Agreement and any liabilities of the Company’s subsidiaries that are not Guarantors;

•	are pari passu in right of payment with any unsecured, unsubordinated Indebtedness of the Company;

•	are senior in right of payment to any subordinated Indebtedness of the Company; and

•	are guaranteed by the Guarantors.

As of September 30, 2004 we and our subsidiaries, on a consolidated basis, have $150.1 million of indebtedness outstanding, including the original notes, none of which is secured indebtedness. Our senior credit facility provides for up to $20.0 million of borrowings that are be guaranteed by the Guarantors and secured by substantially all of our assets.

As of the date of the Indenture, all of our subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries”, we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes.

Principal, Maturity and Interest

The Indenture provides for the issuance by the Company of Notes with an unlimited principal amount, of which $150 million was issued in the offering of original notes. The Company may issue additional notes (the “Additional Notes”) from time to time. Any offering of Additional Notes is subject to the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness.” The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on September 15, 2014.

Interest on the Notes will accrue at the rate of 8 5/8% per annum and will be payable semi-annually in arrears on March 15 and September 15, commencing on March 15, 2005. The Company will make each interest payment to the Holders of record on the immediately preceding March 1 and September 1.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture and the procedures described in “Notice to Investors.” The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes. See “—Book-Entry, Delivery and Form” and “—Depository Procedures” for a more detailed explanation of your rights and limitations.

Note Guarantees

The Notes are guaranteed, jointly and severally, by all of the Domestic Subsidiaries of the Company. Each Note Guarantee:

•	is a general unsecured obligation of the Guarantor;

•	is effectively subordinated to any secured Indebtedness of the Guarantor, including the Guarantee of the Guarantor under the Credit Agreement;

•	is pari passu in right of payment with any unsecured, unsubordinated Indebtedness of the Guarantor; and

•	is senior in right of payment to any subordinated Indebtedness of the Guarantor.

The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—The guarantees may not be enforceable because of fraudulent conveyance laws and may be released in certain circumstances.” As of September 30, 2004, the Guarantors had $9,000 of indebtedness outstanding. Our senior credit facility provides for up to $20.0 million of borrowings that is guaranteed by the Guarantors and secured by substantially all of our assets.

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the date of the Indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee.

Optional Redemption

Except as described below, the Notes will not be redeemable at the Company’s option prior to September 15, 2009. On or after September 15, 2009, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on of the years indicated below:

Year	Percentage
2009	104.3125%
2010	102.8750%
2011	101.4375%
2012 and thereafter	100.0000%

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1)	if the Notes are listed on any national securities exchange, in compliance with the requirements of such principal national securities exchange; or

(2)	if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

Notwithstanding the foregoing, at any time prior to September 15, 2007, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 108.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Subsidiaries); and

(2)	the redemption must occur within 45 days of the date of the closing of such Public Equity Offering.

No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the Change of Control Payment Date. Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Credit Agreement prohibits the Company from purchasing any Notes, and will also provide that certain change of control events with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements or other similar agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	the Company’s Board of Directors’ determination of such Fair Market Value is set forth in an Officers’ Certificate delivered to the Trustee; and

(3)	at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents or Replacement Assets or a combination of both. For purposes of this provision, each of the following shall be deemed to be Cash Equivalents:

(a)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a customary written novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b)	any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

Notwithstanding clause (3) above of this covenant, the Company may, and may permit its Subsidiaries to sell or issue shares of Capital Stock in a Qualified Joint Venture to a Qualified Joint Venture Partner without regard to such clause (3); provided, that after giving effect to such Asset Sale, (a) no Default or Event of Default shall have occurred or be continuing, and (b) the Net Proceeds of any such Asset Sale, if any, are applied in accordance with this covenant.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or its Restricted Subsidiary, as the case may be, may apply such Net Proceeds at its option:

(1)	to permanently repay secured Indebtedness of the Company and the Guarantor and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or

(2)	to purchase Replacement Assets or make expenditures in or that are used or useful in a Permitted Business; or

(3)	to make an Investment in the Company or a Restricted Subsidiary or to make a Permitted Investment as described under clause (3) of the definition of “Permitted Investment.”

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” Within 10 days after the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

The Credit Agreement may prohibit the Company under certain circumstances from purchasing any Notes, and will also provide that certain asset sale events with respect to the Company would constitute a default under the Credit Agreement. Any future credit agreements or other similar agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

Certain Covenants

Incurrence of Indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt); provided, however, that the Company and a Guarantor may incur Indebtedness if in each case, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is 7:1 or less.

So long as no Default shall have occurred and be continuing or would be caused thereby, regardless of whether the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries as set forth in the first paragraph of this covenant is met, the following items of Indebtedness may be incurred (collectively, “Permitted Debt”):

(1)

the incurrence by the Company of Indebtedness under Credit Facilities (and the incurrence by the Guarantors of Guarantees thereof) in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $20.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to permanently repay any such Indebtedness (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2)	the incurrence of Existing Indebtedness;

(3)	the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of the Indenture and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Indenture and the Registration Rights Agreement;

(4)	the incurrence by the Company or any Restricted Subsidiary of the Company of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $5.0 million aggregate principal amount at any time outstanding;

(5)	the incurrence by the Company or any Restricted Subsidiary of the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), or (9) of this paragraph;

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that

(a)	if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

(b)	Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor; and

(c)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate (whether the interest rates are fixed or variable), commodity price or foreign currency exchange rate risk or to reverse or amend any such agreements previously made for such purposes, and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(8)	the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; or

(9)	the incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $20.0 million.

For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) of the immediately preceding paragraph, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify at the time of its incurrence such item of Indebtedness in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. In addition, any Indebtedness originally classified as incurred pursuant to clauses (2) through (9) of the immediately preceding paragraph may later be reclassified by the Company such that it will be deemed as having been incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

The Company will not incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the Notes to the same extent. The Company will not permit any Guarantor to incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent.

Restricted Payments

(A)	The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries;

(3)	make any voluntary payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Note Guarantee; or

(4)	make any Restricted Investment (all such payments and other actions described in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)	the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Operating Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness”; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3) and (5) of the next succeeding subparagraph (B)), is less than the sum, without duplication, of:

(a)	an amount equal to the Company’s Cumulative Operating Cash Flow less 1.5 times the Company’s Cumulative Consolidated Interest Expense, plus

(b)	to the extent such proceeds are not included in the calculation of Cumulative Operating Cash Flow, 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

(c)	to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash (except, to the extent such payment or proceeds are included in the calculation of Cumulative Operative Cash Flow), the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment.

(B)	So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2)	the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Guarantor in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph (A) of this covenant;

(3)	the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

(5)	Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3)(b) of the preceding paragraph (A);

(6)	the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(7)	the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by employees, provided, that the aggregate price paid for such repurchased, redeemed, acquired or retired Capital Stock may not exceed the sum of $250,000 in any calendar year;

(8)	the payment of any dividend or distribution by a Subsidiary that is a Qualified Joint Venture to the holders of its Capital Stock on a pro rata basis; or

(9)	Restricted Payments (not otherwise included in clauses (1) to (8) of this paragraph (B)) in an aggregate amount not to exceed $10.0 million.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The Board of Directors’ determination of Fair Market Value must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any opinion or appraisal required by the Indenture.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective (1) any Lien of any kind upon Safeco Corporation Stock (other than a Lien pursuant to the forward sales transaction) now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries (the “Safeco Shares”); and (2) any Lien of any kind upon any of their property or assets other than the Safeco Shares (other than Permitted Liens), now owned or hereafter acquired, unless in each case of (1) and (2), all payments due under the Indenture and the Notes, or, in the case of a Restricted Subsidiary, its Guarantee of the Notes, are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions:

(1)	existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, in the aggregate, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements as in effect on the date of the Indenture;

(2)	set forth in the Indenture, the Notes and the Note Guarantees;

(3)	existing under, by reason of or with respect to applicable law;

(4)	with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, in the aggregate, than those in effect on the date of the acquisition;

(5)	in the case of clause (3) of the first paragraph of this covenant:

(A)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by the Indenture, or

(C)	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof;

(6)	existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7)	restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business; and

(8)	existing under or by reason of or with respect to Indebtedness permitted to be incurred pursuant to clause (4) of the definition of Permitted Debt.

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(1)	either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2)	immediately after giving effect to such transaction no Default or Event of Default exists;

(3)	immediately after giving effect to such transaction on a pro forma basis, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Operating Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness”;

(4)	each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and the Indenture; and

(5)	the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with clause (3) above) and Opinion of Counsel, in each case stating that such transaction and such agreement comply with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with.

Clause (3) of the first paragraph of this covenant will not apply to any merger, consolidation or sale, assignment, transfer, lease, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

In the event of any transaction (other than a lease) in compliance with the conditions listed in the immediately preceding paragraphs in which the Company or a Guarantor is not the surviving Person and the surviving Person has assumed all the obligations of the Company or any such Guarantor under the Notes and the Indenture or, in the case of a Guarantor, its Guarantee, such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the Notes, or its Guarantee, as the case may be.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(2)	the Company delivers to the Trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	transactions between or among the Company and/or its Restricted Subsidiaries;

(2)	payment of reasonable and customary fees and compensation to, and reasonable and customary indemnification and similar payments on behalf of, executive officers or directors of the Company or any Restricted Subsidiary in accordance with applicable law;

(3)	loans and advances to executive officers or directors of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business in accordance with applicable law;

(4)	Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments”;

(5)	any sale of Capital Stock (other than Disqualified Stock) of the Company;

(6)	services provided by the Company and/or its Restricted Subsidiaries to Affiliates on a direct cost basis not to exceed $300,000 in any calendar year; and

(7)	transactions pursuant to agreements existing on the date of the indenture that are described in the section entitled “Certain Transactions” in the final offering memorandum dated September 15, 2004 relating to the offering of the original notes.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary, provided that:

(1)	any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness”;

(2)	the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3)	such Subsidiary does not own any Equity Interests of, or hold any Liens on any property of, the Company or any Restricted Subsidiary thereof;

(4)	the Subsidiary being so designated

(a)	is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(b)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(c)	has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(d)	has at least one director on its Board of Directors that is not a director or officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or officer of the Company or any of its Restricted Subsidiaries; and

(5)	no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the requirements described in subclauses (a), (b) or (c) of clause (4) of the preceding paragraph, fail to meet the requirement described in subclause (d) of clause (4) of the preceding paragraph and such failure continues for a period of 30 days it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the

Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred or made as of such date under the Indenture, the Company shall be in default under the Indenture.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that:

(1)	such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period;

(2)	all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3)	all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “—Certain Covenants—Liens”; and

(4)	no Default or Event of Default would be in existence following such designation.

Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction, provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1)	the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Debt to Operating Cash Flow Ratio test in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness”;

(2)	the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value (where the Board of Directors’ determination of Fair Market Value is set forth in an Officers’ Certificate delivered to the Trustee) of the property that is the subject of that sale and leaseback transaction; and

(3)	the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Issuances and Sales of Equity Interests in Restricted Subsidiaries

The Company will not transfer, convey, sell, lease or otherwise dispose of, and will not permit any of its Restricted Subsidiaries to, issue, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company or, if necessary, shares of its Capital Stock constituting directors’ qualifying shares or issuances of shares of Capital Stock of foreign Restricted Subsidiaries to foreign nationals, to the extent required by applicable law), except:

(1)

if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the covenant described above under the caption “—Certain Covenants—Restricted Payments” if made on the date of such issuance or sale and the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; or

(2)	transfers, sales or issuances of Equity Interests of a Restricted Subsidiary by the Company or a Restricted Subsidiary, provided that the Company or such Restricted Subsidiary complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; or

(3)	transfers, sales or issuances of Equity Interests of Capital Stock in a Qualified Joint Venture to a Qualified Joint Venture Partner, provided that the Company or such Restricted Subsidiary complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the date of the Indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee.

The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Restricted Subsidiary thereof unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness. The form of the Note Guarantee will be attached as an exhibit to the Indenture.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b)	such sale or other disposition or consolidation or merger complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, if the sale of all such Capital Stock of that Guarantor complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2)	if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under the Indenture;

(3)	solely in the case of a Note Guarantee created pursuant to the second paragraph of this covenant, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this covenant, except a discharge or release by or as a result of payment under such Guarantee;

(4)	if there is a Legal Defeasance of the Notes as described under “Legal Defeasance and Covenant Defeasance”; or

(5)	upon the dissolution or winding-up of a Guarantor, provided that the Company shall deliver an Officers’ Certificate to the trustee certifying that such Guarantor qualifies as an Immaterial Subsidiary.

Business Activities

The Company will not, and will not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) below with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and, upon request, furnish such information to the Holders of the Notes and prospective investors:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual information required by this covenant shall include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company and a presentation in the footnotes to the financial statements, with substantially the same format and level of detail as is required by Rule 3-10 of Regulation S-X, promulgated pursuant to the Securities Act (as such Regulation may be amended), with respect to the Company and the Guarantors separate from the Company’s Subsidiaries that are not Guarantors.

In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

(1)	default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

(2)	default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3)	failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control”, “—Repurchase at the Option of Holders—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets” or the provisions described in the third paragraph under the caption “—Certain Covenants—Guarantees”;

(4)	failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in the Indenture;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a)	is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(6)	failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

(8)	certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary).

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes. The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1)	the Holder gives the Trustee written notice of a continuing Event of Default;

(2)	the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Liquidated Damages, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in the third paragraph of “—Optional Redemption” shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The Company is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

(2)	the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute Events of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)	the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, (1) assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the date that is 123 days following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the date that is 123 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(7)	the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(8)	if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(9)	the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest, or premium or Liquidated Damages, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any Note payable in money other than U.S. dollars;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the Notes;

(7)	release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(8)	impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(9)	amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the caption

“Repurchase at the Option of Holders—Asset Sales” after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption “Repurchase at the Option of Holders—Change of Control” after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(10)	except as otherwise permitted under the covenants described under the captions “—Certain Covenants—Merger, Consolidation or Sale of Assets” and “—Certain Covenants—Guarantees”, consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under the Indenture;

(11)	amend or modify any of the provisions of the Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the holders of the Notes or any Note Guarantee; or

(12)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding paragraph, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4)	to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)	to comply with the provisions described under “—Certain Covenants—Guarantees”;

(7)	to evidence and provide for the acceptance of appointment by a successor Trustee; or

(8)	to provide for the issuance of Additional Notes in accordance with the Indenture.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)	either:

(a)	all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b)	all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)	the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4)	the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign. Certain of the Company’s subsidiaries have banking accounts with the Trustee.

The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Registration Rights; Liquidated Damages

Fisher Communications, the Guarantors and the initial purchaser entered into a registration rights agreement (the “Registration Rights Agreement”) on the issue date of the original notes (the “Issue Date”). Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file with the SEC a registration statement on an appropriate form (the “Exchange Offer Registration Statement”) with respect to a registered exchange offer to exchange, for the original notes the exchange notes, guaranteed by the Guarantors, which exchange notes will have terms substantially identical in all material respect to the original notes other than the issue date (except that the liquidated damages provisions and the transfer restrictions pertaining to the original notes will be modified or eliminated, as appropriate). Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors will offer to the holders of original notes who are able to make certain representations the opportunity to exchange their original notes for exchange notes.

If:

(1)	the Company and the Guarantors are not permitted to file the Exchange Offer Registration Statement or to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy,

(2)	for any other reason the exchange offer is not consummated within 210 days of the Issue Date, or

(3)	any holder notifies the Company and the Guarantors on or prior to the 20th day following the consummation of the exchange offer that

(a)	such holder is not eligible to participate in the exchange offer, due to applicable law or SEC policy,

(b)	the exchange notes such holder would receive would not be freely tradable,

(c)	such holder is a broker-dealer electing to exchange notes acquired for its own account as a result of market-making activities or other trading activities for exchange notes that cannot publicly resell the exchange notes that it acquires in the exchange offer without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for resales following the completion of the exchange offer, or

(d)	the holder is a broker-dealer and owns original notes it has not exchanged and that it acquired directly from the Company, one of its affiliates or the Guarantors, then the Company and the Guarantors shall use their reasonable best efforts to prepare and file with the SEC within the timeframes specified in the Registration Rights Agreement a registration statement covering the resale of the notes (“the Shelf Registration Statement”).

The Registration Rights Agreement provides:

(1)	The Company and the Guarantors shall use their commercially reasonable efforts to prepare and, not later than 120 days from the Issue Date, shall file with the SEC the Exchange Offer Registration Statement with respect to the exchange offer.

(2)	The Company and the Guarantors shall use their reasonable best efforts (i) to cause the Exchange Offer Registration Statement to be declared effective by the Commission within 180 days from the Issue Date and (ii) to consummate the exchange offer within 210 days from the Issue Date.

If:

(1)	the Company or the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; or

(2)	any of such registration statements is not declared effective by the SEC on or prior to the date specified in the Registration Rights Agreement for such effectiveness (the “Effectiveness Target Date”); or

(3)	the Company and the Guarantors fail to consummate the exchange offer within 210 days from the Issue Date if the exchange offer is required to be consummated under the Registration Rights Agreement; or

(4)	the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then the Company and the Guarantors will pay liquidated damages to each holder of original notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to one-half of one percent (0.50%) per annum on the principal amount of original notes held by such holder.

The amount of the liquidated damages will increase by an additional one-half of one percent (0.50%) per annum on the principal amount of original notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.0% per annum.

All accrued liquidated damages will be paid by the Company and the Guarantors by depositing with the paying agent for the original notes, in trust, for the benefit of the holders of the original notes prior to 11 a.m. on the next interest payment date specified in the applicable indenture sums sufficient to pay the liquidated damages then due. The liquidated damages shall be payable on each interest payment date specified in the applicable indenture to the record holders entitled to receive the interest payment to be made on such date.

Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

Holders of original notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and benefit from the provisions regarding liquidated damages set forth above, and will be required to deliver certain information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth above. The Registration Rights Agreement requires a holder to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. The Company may suspend use of the prospectus included in the Shelf Registration Statement under certain circumstances.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any property or assets; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; and

(2)	the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding part of this definition, the following items shall be deemed not to be Asset Sales:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million;

(2)	a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary;

(4)	the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)	the lease of all or any part of Fisher Plaza in the ordinary course of business to the Company, the Company’s Restricted Subsidiaries or third parties, provided, that any lease to third parties shall be on arms-length terms;

(6)	the sale or other disposition of Cash Equivalents;

(7)	a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(8)	any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries; and

(9)	non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

(3)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition; and

(6)	securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than six months from the date of acquisition; and

(7)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals, becomes the ultimate Beneficial Owner, directly or indirectly, of 40% or more of the voting power of the Voting Stock of the Company;

(4)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company, together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors then in office who were either directors at the beginning of such period or whose election or nomination for election was approved by a majority of the directors at the beginning of such period, cease for any reason to constitute a majority of such Board of Directors; or

(5)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Principals, becomes, directly or indirectly, the ultimate Beneficial Owner of 40% or more of the voting power of the Voting Stock of the surviving or transferee Person.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Consolidated Interest Expense” means, with respect to any period, the sum of:

(1)	the interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts) and (c) accrued interest, plus

(2)	the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(1)	all extraordinary gains but not losses,

(2)	all gains and losses arising from the Forward Transaction including, without limitation, as a result of termination or settlement thereof,

(3)	the portion of net income (or loss) of the Company and its consolidated Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its consolidated Restricted Subsidiaries by such other Person during such period,

(4)	net income (or loss) of any Person acquired during the specified period for any period prior to the date of acquisition,

(5)	any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(6)	net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business,

(7)	the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders,

(8)	the net income of any Qualified Joint Venture in excess of the dividends and distributions paid by such Qualified Joint Venture to the Company or a Guarantor,

(9)	an amount of net loss of any Qualified Joint Venture that is equal to the total net loss of such Qualified Joint Venture multiplied by a percentage that reflects the pro rata share of the Qualified Joint Venture Partner’s Equity Interest in the Qualified Joint Venture, and

(10)	net income attributable to the cumulative effect of a change in accounting principles.

“Credit Agreement” means that certain Credit Agreement, dated as of the date of the Indenture between the Company and Wachovia Bank, National Association providing for up to $20.0 million in revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, increasing or otherwise restructuring all or any portion of the Indebtedness under such agreements with the same financial institutions, other commercial banks or insurance companies; provided, that such agreement shall be a credit agreement or an instrument executed in connection therewith.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), letter of credit, commercial paper facilities or other borrowing or lending arrangements, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, whether by or with the same or any other agent, lenders or other institutions providing credit.

“Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense from September 30, 2004 to the end of the Company’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Cumulative Operating Cash Flow” means, as of any date of determination, Operating Cash Flow from September 30, 2004 to the end of the Company’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Debt to Operating Cash Flow Ratio” means, as of any date of determination, the ratio of

(a)	the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date on a consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of the Company (excluding any such Disqualified Stock held by the Company or a Wholly Owned Restricted Subsidiary of the Company) to

(b)	Operating Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis and after giving pro forma effect to:

(1)	the incurrence of such Indebtedness and (if applicable) the application of the net proceeds there from, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period;

(2)	the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average of the balance of such Indebtedness at the end of each month for the twelve months within such four-quarter period);

(3)	in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and

(4)	any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code or (2) a Subsidiary of any such controlled foreign corporation.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing Indebtedness” means (1) the obligations of the Company, if any, in connection with the Forward Transaction, and (2) other Indebtedness of the Company and its Subsidiaries of up to $1.0 million in existence on the date of the Indenture after giving effect to the application of the proceeds of the Notes, until such amounts are repaid.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination, unless otherwise specified, shall be conclusive if evidenced by a Board Resolution.

“Fisher Plaza” means the real property located at 100 4th Avenue North in Seattle, Washington, and the personal property owned by the Company or any Subsidiary of the Company and used in connection with such real property.

“Fisher Plaza Liens” means Liens on Fisher Plaza, including without limitation the assignment for security purposes of leases or services agreements relating to Fisher Plaza.

“Forward Transaction” means the OTC variable forward sale transactions described and effected pursuant to the three Amended and Restated Confirmations dated April 5, 2002 between the Company and Merrill Lynch International (ML Ref. Nos. 0281606, 0281652 and 0281674), and the Confirmation dated June 3, 2002 between the Company and Merrill Lynch International (ML Ref. No. 0281695).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1)	each direct or indirect Domestic Subsidiary of the Company on the date of the Indenture; and

(2)	any other subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk (whether such interest rates are fixed or variable);

(2)	commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk;

(3)	foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk; and

(4)	the Forward Transaction.

“Holder” means a Person in whose name a Note is registered.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of such date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000.

“incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) shall be considered an incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Consolidated Interest Expense and Indebtedness of the Company or its Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments;

(3)	evidenced by letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clauses (1) or (2) above or clauses (5), (6) or (8) below) entered into or otherwise arising in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement;

(4)	in respect of banker’s acceptances;

(5)	in respect of Capital Lease Obligations and Attributable Debt;

(6)	in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(7)	representing Hedging Obligations; or

(8)	representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such fair market shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that Indebtedness shall not include:

(i)	any liability for federal, state, local or other taxes,

(ii)	obligations incurred in connection with worker’s compensation, unemployment insurance or other social security obligations, performance, surety or appeal bonds, in each case incurred or provided in the ordinary course of business,

(iii)	any liability arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such liability is extinguished within five Business Days of its incurrence, or

(iv)	agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees, but excluding advances and other extensions of credit to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, payroll, travel and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company that is a Guarantor such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company and a Guarantor, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“IP Rights” means trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights.

“Issue Date” means the date of original issuance of the Notes under the Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquidated Damages” means all liquated damages then owing pursuant to the Registration Rights Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or is required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (5) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP.

“Note Guarantee” means a Guarantee of the Notes pursuant to the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of the Indenture.

“Operating Cash Flow” means, with respect to any period, the Consolidated Net Income for such period, plus:

(1)	extraordinary net losses and net losses realized on any sale of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus

(2)	provision during such period for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (1) hereof, plus

(3)	Consolidated Interest Expense of the Company and its Subsidiaries for such period, to the extent deducted in computing such Consolidated Net Income, plus

(4)	depreciation, amortization and all other non-cash charges for such period, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles including Program Contracts and write-downs of Program Contracts), but excluding any such charges which represent any accrual of, or a reverse for, cash charges for a future period, minus

(5)	any cash payments contractually required to be made during such period with respect to Program Contracts (to the extent not previously included in computing such Consolidated Net Income), minus

(6)	non-cash items increasing Consolidated Net Income for such period (to the extent included in computing such Consolidated Net Income).

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of the Indenture.

“Permitted Business” means any media business conducted or proposed to be conducted (as described in the final offering memorandum dated September 15, 2004 relating to the offering of the original notes) by the Company and its Restricted Subsidiaries on the date of the Indenture and other businesses reasonably related thereto, including without limitation, the operation of Fisher Plaza; provided that such businesses are conducted by the Company or a Restricted Subsidiary.

“Permitted Investments” means:

(1)	any Investment in the Company, a Restricted Subsidiary of the Company or any Qualified Joint Venture;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guarantor; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor;

(4)	Investments to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(5)	Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnifies and compensation payable thereunder;

(6)	Investments received as a result of the bankruptcy or reorganization of any Person or taken in satisfaction of judgments or in settlement of or other resolution of claims or disputes;

(7)	Investments existing as of the Issue Date and Investments purchased or received in exchange for such Investments, provided that any additional consideration provided by the Company or any Restricted Subsidiary in such purchase or exchange shall not be permitted by this clause (7);

(8)	Investments made by the Company or its Restricted Subsidiaries as a result of consideration not constituting Cash Equivalents permitted to be received in connection with an Asset Sale made in compliance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”;

(9)	Guarantees of the Indebtedness under the Notes;

(10)	Guarantees of Indebtedness otherwise permitted by the covenant described above under the covenant “—Incurrence of Indebtedness”; and

(11)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date of the Indenture, not to exceed $10.0 million.

“Permitted Liens” means:

(1)	Liens securing Indebtedness under the Credit Agreement;

(2)	Liens securing Hedging Obligations that are otherwise permitted under the Indenture;

(3)	Liens in favor of the Company or any Restricted Subsidiary that is a Guarantor;

(4)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(5)	Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(6)	Liens existing on the date of the Indenture;

(7)	Liens securing Indebtedness under the Notes;

(8)	Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding;

(9)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness” provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement;

(10)	Liens on cash or Cash Equivalents securing Hedging Obligations of the Company or any of its Restricted Subsidiaries that do not constitute Indebtedness or securing letters of credit that support such Hedging Obligations;

(11)	Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations and leases, appeal bonds and other obligations of like nature incurred by the Company or its Restricted Subsidiary in the ordinary course of business;

(12)	Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(13)	survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any of its Restricted Subsidiaries;

(14)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(15)	Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(16)	Liens on property or assets used to defease Indebtedness that was not incurred in violation of the Indenture;

(17)	Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(18)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense;

(19)	Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(20)	Liens of franchisors in the ordinary course of business not securing Indebtedness;

(21)	Fisher Plaza Liens;

(22)	Liens of carriers, warehousemen, mechanics suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; and

(23)	Liens for ad valorem, income or property taxes or assessments and similar charges that either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)

if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the

Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

(5)	such Permitted Refinancing Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Principals” means (i) any of the lineal descendants (including adopted persons) of O.W. Fisher; (ii) the spouses of such lineal descendants; (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company; (iv) any trusts created for the benefit of the Persons described in clause (i), (ii) or (iii) or any trust for the benefit of any such trust; or (v) any Person controlled by any of the Persons described in clause (i), (ii), (iii) or (iv). For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

“Program Contracts” means contracts with suppliers that convey the right to broadcast whether by radio or television, specified films, videotape motion pictures, syndicated television programs or sports or other programming.

“Public Equity Offering” means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company, pursuant to an effective registration statement filed under the Securities Act, the net proceeds of which to the Company (after deducting any underwriting discounts and commissions) exceed $25,000,000.

“Qualified Joint Venture” means a newly formed, majority owned Subsidiary where the Capital Stock of the Subsidiary is issued to a Qualified Joint Venture Partner in consideration of the contribution of assets used or useful in a Permitted Business.

“Qualified Joint Venture Partner” means a Person who is not an Affiliate of the Company.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated the date of the Indenture, among the Company, the Guarantors, and Wachovia Capital Markets LLC.

“Replacement Assets” means (1) assets that will be used or useful in a Permitted Business, including, without limitation, all or less than all of the assets of an existing television or radio business, franchise or station or (2) a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Wholly Owned Restricted Subsidiary that is a Guarantor.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Services.

“Safeco Corporation Stock” means (1) shares of Common Stock of Safeco Corporation, and (2) any shares of another Person’s Capital Stock received by Safeco shareholders in connection with any sale, consolidation, merger, recapitalization or liquidation, the effect of which is a material change to the capital structure or ownership of Safeco Corporation.

“sale and leaseback transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act; provided, however, that for purposes of the Indenture and the Notes, 5% shall be substituted for 10% in each place that it appears in such definition.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries”, and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

BOOK-ENTRY; DELIVERY AND FORM

The Global Securities

The original notes are, and the exchange notes will be, issued in the form of one or more global certificates, known as “global securities.” The global securities will be deposited on the date of the acceptance for exchange of the original notes and the issuance of the exchange notes with, or on behalf of, DTC and registered in the name of Cede & Co., as DTC’s nominee.

Exchange notes that are issued as described below under “Exchange of Global Securities for Certificated Securities” will be issued in the form of registered definitive certificates, known as “certificated securities.” Upon the transfer of certificated securities, such certificated securities may, unless the global securities have previously been exchanged for certificated securities, be exchanged for an interest in the global securities representing the principal amount of exchange notes being transferred as described in the indenture.

Persons holding interests in the global securities may hold their interests directly through DTC or indirectly through organizations that are participants in DTC.

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we, the trustee, nor any exchange agent or registrar takes any responsibility for these operations or procedures, and holders of securities are urged to contact the relevant system or its participants directly to discuss these matters.

DTC has advised us that it is (1) a limited purpose trust company organized under the laws of the State of New York, (2) a “banking organization” within the meaning of the New York Banking Law, (3) a member of the Federal Reserve System, (4) a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and (5) a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers, including the initial purchaser, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, referred to as “indirect participants,” that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

Ownership of the exchange notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than participants.

The laws of some jurisdictions may require that some types of purchasers of exchange notes take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in exchange notes represented by a global security to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in securities represented by a global security to pledge or transfer the interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of the interest, may be affected by the lack of a physical definitive security in respect of the interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated securities, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant, on the procedures of the participant through which the holder owns its interest, to exercise any rights of a holder of exchange notes under the indenture or the global security.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the exchange notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the exchange notes, DTC reserves the right to exchange the global securities for exchange notes in certificated form, and to distribute such exchange notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certificated Securities

Global securities are exchangeable for definitive exchange notes in registered certificated form if:

(1)	DTC (a) notifies us that it is unwilling or unable to continue as depositary for the global securities or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case we fail to appoint a successor depositary;

(2)	we, at our option, notify the trustee in writing that it elects to cause the issuance of the certificated securities; or

(3)	there shall have occurred and be continuing a Default or Event of Default with respect to the exchange notes.

In addition, beneficial interests in a global securities may be exchanged for certificated securities upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, certificated securities delivered in exchange for any global securities or beneficial interests in global securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

We will make payments in respect of the exchange notes represented by the global securities (including principal, premium, if any, interest and liquidated damages, if any) by wire transfer of immediately available funds to the accounts specified by the holder of global securities. The Company will make all payments of principal, interest and premium and liquidated damages, if any, with respect to certificated securities by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in global securities from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in global securities by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following summary describes the material United States federal income tax consequences relevant to the exchange of the original notes for exchange notes pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax effects. The following discussion is based on the provisions of the Code and related United States Treasury regulations, administrative rulings and judicial decisions now in effect, changes to which subsequent to the date hereof may affect the tax consequences described herein.

This discussion does not describe all the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules under United States federal income tax law, such as (1) dealers in securities or currencies, (2) financial institutions, (3) investors in partnerships or other pass-through entities, (4) tax-exempt organizations or pension plans, (5) insurance companies, (6) persons holding exchange notes as a hedge or as part of a straddle, constructive sale, conversion transaction or other risk management transaction, (7) United States holders whose “functional currency” is not the U.S. dollar, and (8) certain former citizens or residents of the United States. Furthermore, this discussion does not address alternative minimum taxes or any state, local, foreign or other United States tax laws.

An exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. Consequently, holders will not recognize any taxable gain or loss as a result of exchanging original notes for exchange notes pursuant to the exchange offer. The holding period of the exchange notes will include the holding period of the original notes, and the tax basis in the exchange notes will be the same as the tax basis in the original notes immediately before the exchange.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE

UNITED STATES FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE

EXCHANGE OFFER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS

THE EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER UNITED STATES TAX

LAWS, OR ANY APPLICABLE TAX TREATY.

PLAN OF DISTRIBUTION

Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that you may resell or otherwise transfer the exchange notes issued in the exchange offer for outstanding notes pursuant to this exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act if:

(1)(a) you acquire exchange notes in the ordinary course of your business,

(b) you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of exchange notes; and.

if you are not:

(2)(a) our affiliate within the meaning of Rule 405 under the Securities Act,

(b) a broker-dealer who acquired original notes as a result of market-making or other trading activities, or

(c) a broker-dealer who acquired exchange notes directly from us.

The information described above concerning interpretations of and positions taken by the SEC staff is not intended to constitute legal advice. Broker-dealers and others should consult their own legal advisors with respect to these matters.

If you wish to exchange your original notes for exchange notes in the exchange offer, you will be required to make representations to us as described in “The Exchange Offer—Procedures for Tendering” and “—Your Representations to Us” of this prospectus and in the letter of transmittal. In addition, if a broker-dealer that holds original notes for its own account and that receives exchange notes for its own account in exchange for original notes that were acquired by it as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale by it of such exchange notes. A broker-dealer may use this prospectus, as amended or supplemented, in connection with these resales, and all dealers effecting transactions in the exchange notes may be required to deliver a prospectus, as amended or supplemented for 180 days following consummation of the exchange offer. For the 180 days following the consummation of the exchange offer, Fisher Communications and the subsidiary guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Fisher Communications and the subsidiary guarantors have agreed to pay all expenses incident to the exchange offer (including certain expenses of counsel for the initial purchaser) other than dealers’ and brokers’ discounts, commissions and counsel fees and will indemnify the holders of the exchange notes (including any broker-dealer) against certain liabilities, including liabilities under the Act.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market,

•	in negotiated transactions,

•	through the writing of options on the exchange notes, or

•	a combination of such methods of resale.

The prices at which these sales occur may be:

•	at market prices prevailing at the time of resale,

•	at prices related to such prevailing market prices, or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that it received for its own account in the exchange offer and any broker or dealer that participates in a distribution of exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Any profit on any resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and special reports, as well as registration and proxy statements and other information, with the SEC. These reports, statements and other information may be inspected and copied at prescribed rates from the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These materials may also be accessed electronically by means of commercial document retrieval services and the SEC’s website on the Internet at http://www.sec.gov.

INCORPORATION BY REFERENCE

On December 20, 2004, we filed with the SEC a registration statement on Form S-4, which was amended on February 1, 2005, of which this prospectus is a part. This prospectus does not contain all the information in the registration statement. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and obtain a copy of the registration statement, including exhibits, at the SEC’s public reference facilities or its website as described above. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, except for any information superseded by information contained directly in this prospectus or in a later filed document incorporated by reference in this prospectus. Later information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. In particular, you should be aware that the section entitled “Management’s Discussion and Analysis of Financial Position and Results of Operations” and our financial statements included in our annual report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 12, 2004, have been superseded by the information filed with our current reports on Form 8-K, filed with the SEC on September 2, 2004 and September 17, 2004, respectively. We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the initial registration statement filed with the SEC and prior to effectiveness of the registration statement, and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the later of the consummation of the exchange offer and the termination of the period during which broker-dealers may use this prospectus for resales:

•	Our annual report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 12, 2004, as amended on Form 10-K/A filed with the SEC on August 26, 2004;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2004;

•	Our quarterly reports on Form 10-Q for the quarters ended (i) March 31, 2004, filed with the SEC on May 10, 2004, (ii) June 30, 2004, filed with the SEC on August 9, 2004 and (iii) September 30, 2004, filed with the SEC on November 9, 2004; and

•	Our current reports on Form 8-K filed with the SEC on January 2, 2004, April 19, 2004, September 2, 2004, September 17, 2004, September 21, 2004, November 5, 2004 (with respect to Item 1.02 disclosure only) and January 7, 2005, respectively.

Copies of the documents listed above are also available free of charge through the investor relations page on our website (www.fsci.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. In addition, you can obtain the documents referenced above by contacting us as described on the inside cover page of this prospectus.

LEGAL MATTERS

The validity of the exchange notes being offered hereby will be passed upon for Fisher Communications, Inc. by Perkins Coie LLP, Seattle, Washington.

EXPERTS

The financial statements and financial statement schedule incorporated in this prospectus by reference to Fisher Communications, Inc.’s Current Report on Form 8-K dated September 17, 2004 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the exchange offer, and, if given or made, such information or representations must not be relied upon as having been authorized by Fisher Communications, Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer or a solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of Fisher Communications, Inc. since the date hereof of this prospectus.

FISHER COMMUNICATIONS, INC.

OFFER TO EXCHANGE ITS

8 5/8% Senior Notes Due 2014

that have been registered under the

Securities Act of 1933, as amended

for any and all of its outstanding

8 5/8% Senior Notes Due 2014

that were issued and sold in a transaction

exempt from registration

under the Securities Act of 1933, as amended

PROSPECTUS

                    , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the WBCA) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors if the directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, or in the case of a criminal proceeding, if the directors had no reasonable cause to believe that their conduct was unlawful. Authority to indemnify under these provisions is sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Article IX of Fisher Communications’ bylaws provides for indemnification of its directors, officers and, in certain instances, employees to the maximum extent permitted by Washington law. The articles of incorporation of Fisher Media Services Company and Fisher Mills Incorporated, and the bylaws of Fisher Pathways Incorporated, Fisher Radio Regional Group Incorporated, Sam Wylde Flour Company, and Fisher Broadcasting Company, contain provisions permitting indemnification of directors to the maximum extent permitted by Washington law. The articles of incorporation of Fisher Properties Incorporated contain a provision permitting indemnification of directors to the maximum extent permitted by Washington law, as presently constituted.

Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in circumstances where the director was involved in intentional misconduct, knowingly violated the law, made illegal corporate loans or distributions, or personally received a benefit in the form of money, property, or services to which the director was not legally entitled. The articles of incorporation of Fisher Communications, Fisher Broadcasting Company, Fisher Properties Incorporated, Fisher Media Services Company, Fisher Mills Incorporated, and Fisher Radio Regional Group Incorporated contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the corporation and its shareholders.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under standards set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that, to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 145(a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Section 10 of the bylaws of Civia, Inc. contains provisions indemnifying Civia’s directors to the full extent permitted by the DGCL. Article 12 of Civia’s certificate of incorporation provides, to the full extent permitted by the DGCL, for the limitation or elimination of liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 18-108 of the Delaware Limited Liability Company Act (DLLCA) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands. Article 8.2 of the limited liability company agreements of Fisher Broadcasting Seattle TV LLC, Fisher Broadcasting Portland Radio LLC, Fisher Broadcasting Seattle Radio LLC, Fisher Broadcasting Portland TV LLC, Fisher Broadcasting Oregon TV LLC, Fisher Broadcasting Washington TV LLC, Fisher Broadcasting Idaho TV LLC, Fisher Broadcasting S.E. Idaho TV LLC, Fisher Broadcasting Georgia LLC, and Fisher Entertainment LLC indemnifies and holds harmless the manager, officers, employees, and other agents of the company against claims related to the performance or nonperformance of any act concerning the business or activities of the company, except when the indemnitee is guilty of fraud, deceit, gross misconduct, or willful malfeasance.

Each registrant’s officers and directors are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses for which such registrant grants them indemnification and for which they become legally obligated to pay on account of claims made against them for wrongful acts committed before or during the policy period.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Reference is made to the Exhibit Index on page E-1.

Item 22.	Undertakings

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, or the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER COMMUNICATIONS, INC.

By:	/S/ BENJAMIN W. TUCKER
Name:	Benjamin W. Tucker
Title:	Acting President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ BENJAMIN W. TUCKER Benjamin W. Tucker	Acting President and Chief Executive Officer (Principal Executive Officer)

/S/ ROBERT C. BATEMAN Robert C. Bateman	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

/S/ DEBORAH L. BEVIER* Deborah L. Bevier	Director

/S/ JAMES W. CANNON* James W. Cannon	Director

/S/ PHELPS K. FISHER* Phelps K. Fisher	Director

/S/ CAROL H. FRATT* Carol H. Fratt	Director

/S/ DONALD G. GRAHAM, JR.* Donald G. Graham, Jr.	Director

Signature	Title

/S/ DONALD G. GRAHAM, III* Donald G. Graham, III	Director

/S/ RICHARD L. HAWLEY* Richard L. Hawley	Director

/S/ JERRY A. ST. DENNIS* Jerry A. St. Dennis	Director

/S/ GEORGE F. WARREN, JR.* George F. Warren, Jr.	Director

/S/ WILLIAM W. WARREN, JR.* William W. Warren, Jr.	Director

By:	/S/ ROBERT C. BATEMAN
Robert C. Bateman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER BROADCASTING COMPANY

By:	/S/ BENJAMIN W. TUCKER
Name:	Benjamin W. Tucker
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ BENJAMIN W. TUCKER Benjamin W. Tucker	President (Principal Executive Officer)

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER BROADCASTING – SEATTLE TV, L.L.C.

By:	/S/ BENJAMIN W. TUCKER
Name:	Benjamin W. Tucker
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ BENJAMIN W. TUCKER Benjamin W. Tucker	President (Principal Executive Officer)

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director of Fisher Broadcasting Company, the registrant’s manager

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER BROADCASTING – SEATTLE RADIO, L.L.C.

By:	/S/ BENJAMIN W. TUCKER
Name:	Benjamin W. Tucker
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ BENJAMIN W. TUCKER Benjamin W. Tucker	President (Principal Executive Officer)

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director of Fisher Broadcasting Company, the registrant’s manager

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER BROADCASTING – PORTLAND TV, L.L.C.

By:	/S/ BENJAMIN W. TUCKER
Name:	Benjamin W. Tucker
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ BENJAMIN W. TUCKER Benjamin W. Tucker	President (Principal Executive Officer)

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director of Fisher Broadcasting Company, the registrant’s manager

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER BROADCASTING – OREGON TV, L.L.C.

By:	/S/ BENJAMIN W. TUCKER
Name:	Benjamin W. Tucker
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ BENJAMIN W. TUCKER Benjamin W. Tucker	President (Principal Executive Officer)

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director of Fisher Broadcasting Company, the registrant’s manager

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER BROADCASTING – WASHINGTON TV, L.L.C.

By:	/S/ BENJAMIN W. TUCKER
Name:	Benjamin W. Tucker
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ BENJAMIN W. TUCKER Benjamin W. Tucker	President (Principal Executive Officer)

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director of Fisher Broadcasting Company, the registrant’s manager

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER BROADCASTING–IDAHO TV, L.L.C.

By:	/S/ BENJAMIN W. TUCKER
Name:	Benjamin W. Tucker
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ BENJAMIN W. TUCKER Benjamin W. Tucker	President (Principal Executive Officer)

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director of Fisher Broadcasting Company, the registrant’s manager

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER BROADCASTING – S.E. IDAHO TV, L.L.C.

By:	/S/ BENJAMIN W. TUCKER
Name:	Benjamin W. Tucker
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ BENJAMIN W. TUCKER Benjamin W. Tucker	President (Principal Executive Officer)

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director of Fisher Broadcasting Company, the registrant’s manager

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER RADIO REGIONAL GROUP, INC.

By:	/s/ ROBERT C. BATEMAN
Name:	Robert C. Bateman
Title:	Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ LARRY P. ROBERTS* Larry P. Roberts	President (Principal Executive Officer)

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director

*By:	/S/ ROBERT C. BATEMAN
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER MEDIA SERVICES COMPANY

By:	/s/ ROBERT C. BATEMAN
Name:	Robert C. Bateman
Title:	Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ KIRK G. ANDERSON* Kirk G. Anderson	President and Director (Principal Executive Officer)

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director

*By:	/S/ ROBERT C. BATEMAN
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER PATHWAYS INC.

By:	/s/ ROBERT C. BATEMAN
Name:	Robert C. Bateman
Title:	Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Executive, Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER PROPERTIES, INC.

By:	/s/ ROBERT C. BATEMAN
Name:	Robert C. Bateman
Title:	Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Executive, Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER MILLS INC.

By:	/s/ ROBERT C. BATEMAN
Name:	Robert C. Bateman
Title:	Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Executive, Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

SAM WYLDE FLOUR COMPANY, INC.

By:	/s/ ROBERT C. BATEMAN
Name:	Robert C. Bateman
Title:	Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Executive, Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

CIVIA, INC.

By:	/s/ ROBERT C. BATEMAN
Name:	Robert C. Bateman
Title:	Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Executive, Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER BROADCASTING – PORTLAND RADIO L.L.C.

By:	/s/ BENJAMIN W. TUCKER
Name:	Benjamin W. Tucker
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ BENJAMIN W. TUCKER Benjamin W. Tucker	President (Principal Executive, Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director of Fisher Broadcasting Company, the registrant’s manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER BROADCASTING – GEORGIA, L.L.C.

By:	/s/ BENJAMIN W. TUCKER
Name:	Benjamin W. Tucker
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ BENJAMIN W. TUCKER Benjamin W. Tucker	President (Principal Executive, Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director of Fisher Broadcasting Company, the registrant’s manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of January, 2005.

FISHER ENTERTAINMENT, L.L.C.

By:	/s/ ROBERT C. BATEMAN
Name:	Robert C. Bateman
Title:	Vice President of Finance

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on January 31, 2005.

Signature	Title

/S/ ROBERT C. BATEMAN Robert C. Bateman	Vice President of Finance (Principal Executive, Accounting and Financial Officer)

/S/ PHELPS K. FISHER Phelps K. Fisher	Director of Fisher Media Services Company, the registrant’s manager

EXHIBIT INDEX

Exhibit Number	Description
3.1*	Articles of Incorporation (filed as Exhibit 3.1 to the Registration Statement on Form 10).

3.2*	Articles of Amendment to the Amended and Restated Articles of Incorporation filed December 10, 1997 (filed as Exhibit 3.2 of the Company’s Annual Report to Form 10-K for the fiscal year ended December 31, 1997).

3.3*	Articles of Amendment to the Amended and Restated Articles of Incorporation filed March 8, 2001 (filed as Exhibit 3.3 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

3.4*	Bylaws amended as of September 10, 2003 (filed as Exhibit 3.4 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2003)

3.5+	Restated Articles of Incorporation of Fisher Broadcasting Company, as amended

3.6+	Amended and Restated Bylaws of Fisher Broadcasting Company

3.7+	Articles of Incorporation of Fisher Media Services Company

3.8+	Amended and Restated Bylaws of Fisher Media Services Company

3.9+	Articles of Incorporation of Fisher Mills Inc., as amended

3.10+	Bylaws of Fisher Mills Inc.

3.11+	Articles of Incorporation of Fisher Pathways, Inc., as amended

3.12+	Amended and Restated Bylaws of Fisher Pathways, Inc.

3.13+	Articles of Incorporation of Fisher Properties, Inc., as amended

3.14+	By-Laws of Fisher Properties, Inc.

3.15+	Articles of Incorporation of Fisher Radio Regional Group Inc., as amended

3.16+	Amended and Restated Bylaws of Fisher Radio Regional Group Inc.

3.17+	Articles of Incorporation of Sam Wylde Flour Company, Inc.

3.18+	Bylaws of Sam Wylde Flour Company, Inc.

3.19+	Certificate of Incorporation of Civia, Inc.

3.20+	Bylaws of Civia, Inc.

3.21+	Limited Liability Company Agreement of Fisher Broadcasting – Seattle Radio, L.L.C., as amended

3.22+	Limited Liability Company Agreement of Fisher Broadcasting – Seattle TV, L.L.C., as amended

3.23+	Limited Liability Company Agreement of Fisher Broadcasting – Portland TV, L.L.C., as amended

3.24+	Limited Liability Company Agreement of Fisher Broadcasting – Portland Radio, L.L.C., as amended

3.25+	Limited Liability Company Agreement of Fisher Broadcasting – Oregon TV, L.L.C., as amended

3.26+	Limited Liability Company Agreement of Fisher Broadcasting – Washington TV, L.L.C., as amended

3.27+	Limited Liability Company Agreement of Fisher Broadcasting – Idaho TV, L.L.C., as amended

3.28+	Limited Liability Company Agreement of Fisher Broadcasting – S.E. Idaho TV, L.L.C., as amended

E-1

Exhibit Number	Description

3.29+	Limited Liability Company Agreement of Fisher Broadcasting – Georgia, L.L.C., as amended

3.30+	Limited Liability Company Agreement of Fisher Entertainment, L.L.C.

4.1*	Indenture relating to Fisher Communications, Inc.’s 8 5/8% Senior Notes Due 2014, dated as of September 20, 2004 (filed as Exhibit 4.1 to the Current Report on Form 8-K dated September 20, 2004).

4.2*	Registration Rights Agreement among Fisher Communications, Inc., its domestic subsidiaries listed on Schedule 1 thereto and Wachovia Securities, Inc., dated September 20, 2004 (filed as Exhibit 4.2 to the Current Report on Form 8-K dated September 20, 2004)

4.3+	Form of Fisher Communications, Inc.’s 8 5/8% Exchange Note due 2014

5.1	Opinion of Perkins Coie LLP as to legality of the Exchange Notes issued by Fisher Communications, Inc.

8.1+	Opinion of Perkins Coie LLP, special tax counsel, as to certain U.S. federal income tax matters

12.1+	Computation of ratio of earnings to fixed charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2+	Consent of Perkins Coie LLP (contained in Exhibit 8.1)

23.3	Consent of Perkins Coie LLP (contained in Exhibit 5.1)

24.1+	Power of Attorney

25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as trustee under the indenture

99.1+	Form of Letter of Transmittal

99.2+	Form of Notice of Guaranteed Delivery

99.3+	Form of Letter to DTC Participants

99.4+	Form of Letter to Clients

*	Incorporated by Reference
+	Previously filed

E-2